                                                                EXHIBIT 99-a-1



PN004
EIN 95-105-4708
Effective Date 10/1/94





                       ROCKWELL INTERNATIONAL CORPORATION
                                  SAVINGS PLAN





                          (Amended and Restated as of
                              September 30, 1994)

APPENDIX A

         RETIREMENT PLANS GOVERNING CREDITING OF CONTINUOUS EMPLOYMENT  . . .   85

APPENDIX B

         PROCEDURES FOR DISTRIBUTIONS TO PARTICIPANTS AGE 70-1/2  . . . . . .   86

APPENDIX C

         PROCEDURES, TERMS AND CONDITIONS OF LOANS  . . . . . . . . . . . . .   87


                       ROCKWELL INTERNATIONAL CORPORATION

                                  SAVINGS PLAN

                     AS AMENDED THROUGH SEPTEMBER 30, 1994


                                    PREAMBLE

The Plan and Effective Date.
- ---------------------------

The Plan hereinafter described constitutes a savings plan for certain employees on the salary and weekly payrolls of the Company. The Effective Date of the Plan is March 1, 1966. The Plan as restated herein is effective September 30, 1994. The provisions of the Plan as in effect from time to time prior to September 30, 1994, apply to the related periods prior to such date for all purposes, except as specifically provided in the Plan.

ARTICLE I            DEFINITIONS

         1.010 "ACCOUNTS" means the Participant's Company Contributions Account, Compensation Deferral Account, Compensation Deduction Account, Supplemental Deferral Account and Supplemental Deduction Account, as applicable.

         1.020 "ADMINISTRATIVE COMMITTEE" means the committee appointed by the Plan Committee and assigned power and authority under Sections 2.030 and 6.030.

         1.030       "AFFILIATED COMPANY" means Rockwell International
Corporation and:

         (a) any corporation incorporated under the laws of one of the United States of America of which Rockwell International Corporation, a Delaware corporation, owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of section 1563 of the Code.);

         (b) any partnership or other business entity organized under such laws, of which Rockwell International Corporation owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of section 414(c) of the Code); and

         (c) any other company deemed to be an Affiliated Company by the Board of Directors of Rockwell International Corporation.

         1.040 "BASE COMPENSATION" means the Participant's compensation not in excess of One Hundred Thousand Dollars ($150,000), or such larger sum as may be established pursuant to section 401(a)(17) of the Code, in any calendar year, as payable, including any amount which would be paid to the Participant absent an election under Section 2.020(a), or an election to make elective employer contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of section 125 of the Code, but excluding compensation for overtime, extended workweek compensation, night work or other premium pay, bonuses, any form of extra, contingent or supplementary compensation (including, but not limited to, lump sum payments for unused vacation) or compensation on the hourly payroll.

         1.050 "BENEFICIARY" means the one or more persons or trusts designated by a Participant pursuant to Article IX of the Plan; provided, however, that notwithstanding the foregoing and any provision to the contrary in Article IX, effective August 23, 1984, in the case of a Participant who has been married for a one (1) year period within the meaning of section 417(d) of the Code who dies prior to complete distribution of his Accounts pursuant to
Article V or VI of the Plan, the Beneficiary shall be deemed to be the Participant's spouse regardless of any contrary designation, unless the Participant has filed with the Plan Administrator a written designation of a person or persons other than such spouse as a Beneficiary or Beneficiaries with respect to all or any part of the Participant's Accounts and such written designation is accompanied by the consent of the Participant's spouse or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse or the spouse cannot be located or because of other circumstances permitted under section 417(a)(2) of the Code. Such consent shall be in writing on a form furnished to the Participant by the Plan Administrator and shall acknowledge the effect of such consent.
The spouse's signature must be witnessed by a notary public not an Employee of the Company. Such consent shall apply only to the signatory spouse. In the event the Participant has a new spouse to whom he has been married for a one
(1) year period within the meaning of section 417(d) of the Code, the written designation shall be void, and such new spouse shall be deemed to be the Participant's Beneficiary until such time as the Participant makes a written designation of a person or persons other than such spouse in accordance with the provisions of this Section 1.050.

         1.060 "BOARD OF DIRECTORS" means the Board of Directors of Rockwell International Corporation; provided that any action of the Board of Directors contemplated by Section 1.030, 1.080, 1.018, 2.020, 3.020 or 5.030
may be taken by the Board of Directors or by any officer or officers of Rockwell International Corporation authorized by the Board of Directors to take such action.

         1.070 "CLASS A STOCK" means the Class A Common Stock of Rockwell International Corporation.

         1.075 "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time. References to sections of the Code are to such sections as of January 1, 1987, and shall include any subsequent modifications or successor sections thereto.

         1.080 "COMMON STOCK" means the common stock of Rockwell International Corporation other than the Class A Stock.

         1.090 "COMPANY" means Rockwell International Corporation and any other entity to which the Board of Directors has extended the benefits of this Plan.

         1.100 "COMPANY CONTRIBUTIONS" under Article III, including forfeitures treated as Company Contributions under that Article.

         1.110 "COMPANY CONTRIBUTIONS ACCOUNT" means the Account, with respect to a Participant, that is comprised of Company Contributions, adjusted by gains or losses related to the investment of such contributions.

         1.120 "COMPENSATION DEDUCTION CONTRIBUTIONS" means the amounts contributed by Participants to the Plan through payroll deductions pursuant to
Section 2.020(a)(ii).

         1.130 "COMPENSATION DEDUCTION ACCOUNT" means the Account with respect to a Participant that is comprised of Compensation Deduction Contributions adjusted by gains or losses related to the investment of such contributions.

         1.140 "COMPENSATION DEFERRAL CONTRIBUTIONS" means the amounts contributed to the Plan on behalf of Participants on and after April 1, 1984, pursuant to Participants' elections under Section 2.020(a)(i).

         1.150 "COMPENSATION DEFERRAL ACCOUNT" means the account with respect to a Participant that is comprised of Compensation Deferral Contributions adjusted by gains or losses related to the investment of such contributions.

         1.155 "CONTINUOUS EMPLOYMENT" means a Participant's "Vesting Service" under the retirement plan listed in Appendix A hereto in which he participates at the time his Continuous Employment for purposes of this Plan is determined. If at the time of such determination he is not a participant in any of the retirement plans listed in Appendix A his Continuous Employment shall mean the Vesting Service he would have had under the Rockwell International Corporation Retirement Income Plan for Certain Salaried Employees had he been a participant in said plan from his original date of hire as an Employee.

         1.160 "DIVERSIFIED FUND" means the fund established by the Trustee pursuant to Section 10.020(a)(i).

         1.170 "DIVESTED COMPONENT" means a component of the Company or of an Affiliated Company which ceases to be a component of the Company or of an Affiliated Company, by reason of its divestiture, or any action taken incident thereto.

         1.180       "EFFECTIVE DATE" means March 1, 1966.

         1.190       "ELIGIBLE EMPLOYEE" means any Employee (including any
officer)   employed on a salary or weekly payroll of an Affiliated Company, or on the salary or weekly payroll of a division, plant, office or location of an Affiliated Company, to which the benefits of the Plan have been extended by the Board of Directors. Eligible Employee shall not include any director of the Company not otherwise so employed, nor any person not otherwise so employed who is compensated by special fees or pursuant to a special contract or arrangement, or on a commission basis, nor any person covered by a collective bargaining agreement which does not provide for participation in the Plan.

         1.195       "ELIGIBLE RETIREMENT PLAN" means:

         (a) an individual retirement account described in section 408(a) of the Code,

         (b) an individual retirement annuity described in section 408(b) of the Code,

         (c)         an annuity plan described in section 403(a) of the Code, or

         (d) a qualified plan (which is a defined contribution plan) described in section 401(a) of the Code;

         which accepts an individual's eligible rollover distributions; provided, however, that in the case of an eligible rollover distribution to a Participant's surviving Spouse, only an individual retirement account or individual retirement annuity described in (a) and (b) above shall be deemed to be an Eligible Retirement Plan.

         1.200 "EMPLOYEE" means any person who is employed by the Company or by an Affiliated Company, including an Eligible Employee. Employee shall to the extent permitted by section 406 of the Code, be deemed to include any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company.

         1.210 "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.220 "FIXED INCOME FUND" means the fund established by the Trustee pursuant to Section 10.020(a)(ii).

         1.230 "GUARANTEED RETURN FUND" means the fund established by the Trustee pursuant to Section 10.020(a)(iii).

         1.240 "INVESTMENT MANAGER" means the one or more investment managers within the meaning of ERISA section 3(38) appointed pursuant to
Section 10.020(b)(i).

         1.250 "INVESTMENT MANAGER ACCOUNT" means the one or more investment manager accounts established pursuant to Section 10.020(b)(i) of the Plan.

         1.260 "LAYOFF" means an involuntary severance of employment, other than a discharge for cause.

         1.270 "MATERNITY OR PATERNITY LEAVE" means any period of absence by reason of the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child with the Participant in connection with the adoption of such child by the Participant, or the caring for such child for a period beginning immediately following such birth or placement; provided that the Participant shall have complied with the Company's request to furnish the Plan Administrator such timely information as may be reasonably required to establish that the absence is for such reason and the number of days for which there was such an absence.

         1.280 "NAMED FIDUCIARY" means the Plan Committee, the Plan Administrator, the Administrative Committee, the Trustee(s) and Investment Manager(s).

         1.290 "PARTICIPANT" means a person who has elected to participate in the Plan in accordance with Article II; provided, however, that such term shall include a person who no longer has an effective election under
Article II only so long as he retains, under the provisions of the Plan, a nonforfeited interest in an Account under the Plan.

         1.300 "PLAN" means the Rockwell International Corporation Savings Plan as it may be amended from time to time.

         1.310 "PLAN ADMINISTRATOR" means the person so designated by name or corporate office by the Board of Directors.

         1.320 "PLAN COMMITTEE" means the Rockwell International Corporation Employee Benefit Plan Committee.

         1.330 "PLAN YEAR" means each twelve-month period ending on the last day of September.

         1.340 "RETIRE" OR "RETIREMENT" means retirement of a Participant pursuant to a retirement plan of the Company or any Affiliated Company.

         1.350 "STOCK FUND A" means the fund established by the Trustee pursuant to Section 10.020(a)(iv).

         1.360 "STOCK FUND B" means the fund established by the Trustee pursuant to Section 10.020(a)(v).

         1.364 "SUPPLEMENTAL DEDUCTION CONTRIBUTIONS" means the amounts contributed by Participants to the Plan through payroll deductions pursuant to
Section 2.020(b)(ii).

         1.365 "SUPPLEMENTAL DEDUCTION ACCOUNT" means the Account with respect to a Participant, comprised of Supplemental Deduction Contributions and adjusted by gains or losses related to the investment of such contributions, established pursuant to the provisions of Section 4.010.

         1.366 "SUPPLEMENTAL DEFERRAL CONTRIBUTIONS" means the amounts contributed by Participants to the Plan on behalf of Participants pursuant to Participants' elections under Section 2.020(b)(i).

         1.367 "SUPPLEMENTAL DEFERRAL ACCOUNT" means the Account with respect to a Participant, comprised of Supplemental Deferral Contributions and adjusted by gains or losses related to the investment of such contributions, established pursuant to the provisions of Section 4.010.

         1.368       "TRANSFER CONTRIBUTIONS" means the amounts described in
Section 2.020(c) which are transferred to a Participant's Account in the manner provided in said Section 2.020(c).

         1.370 "TRUST AGREEMENT" means the trust agreement established pursuant to Section 10.010 of this Plan.

         1.380 "TRUST FUND" means the fund, including the earnings thereon, held by the Trustee into which all contributions of the Participant and the Company are deposited pursuant to the Plan. The Trust Fund shall be divided into a Diversified Fund, Fixed Income Fund, Guaranteed Return Fund, Stock Fund A, and Stock Fund B.

         1.390 "TRUSTEE" means the trustee or trustees of the trust to be established pursuant to Article X of the Plan.

         1.400 "UNIT" means the unit of measurement of a Participant's interest in the Trust Fund. "Common Unit" means a Unit of the Stock Fund A or the Stock Fund B attributable to Common Stock. "Class A Unit" means a Unit of the Stock Fund A or the Stock Fund B attributable to Class A Stock. Where appropriate, "Units" includes Common Units and Class A Units.

         1.410 "VALUATION DATE" means the last day of each month or such other days as the Plan Committee may determine.

ARTICLE II           PARTICIPATION

         2.010       EFFECTIVE DATES.

         (a) An election by an Eligible Employee to contribute to the Plan which was in effect on April 1, 1984, or which has subsequently become effective under Section 2.010(b)(i), shall remain in effect except as provided in Section 2.010(c).

         (b) With respect to contributions to be made under the Plan on and after October 1, 1987, except as provided in Section 2.010(c),

                     (i) an Eligible Employee who has first become an Employee prior to October 1, 1987, may elect to participate in the Plan if he has completed at least twenty-six (26) weeks of employment with an Affiliated Company.

                     (ii) an Eligible Employee who has first become an Employee on or after October 1, 1987, may elect to participate in the Plan if he has completed at least fifty-two (52) weeks of employment with an Affiliated Company.

                     (iii) an election to participate shall be made on fifteen (15) days notice to the Company and shall become effective on the first payroll payment date following the expiration of such fifteen
                              (15) day notice period.

         (c) No contributions shall be made by, or with respect to, any Participant after any of the following events until such Participant again makes an election that is effective under subsection (b):

                     (i)      The Participant ceases to be an Employee;

                     (ii)     The Participant receives a distribution under
                              Section 5.020, 5.030, 5.040, or 6.010.

                     (iii) The Participant voluntarily elects to have contributions suspended under Section 8.010.

         (d) No contributions shall be made by, or with respect to, any Participant during any period of suspension of contributions described in Section 8.010 or Section 8.020.

         (e) Any Employee who receives a distribution from the Plan under Section 6.010 may not have contributions resumed during the twenty-six (26) week period beginning on the date of such distribution.

         2.020       CONTRIBUTION ELECTION OR AUTHORIZATION.

         (a) An Eligible Employee who has notified the Company of his election to become a Participant shall also:

                     (i) elect to defer receipt of an amount equal to 1%, 2%, 3%, 4%, 5%, 6%, 7% or 8% of Base
                              Compensation, which amount shall be contributed as a Compensation Deferral Contribution to the Participant's Compensation Deferral Account; or

                     (ii) authorize to be deducted from his Base Compensation, as paid, an amount equal to 1%, 2%, 3%, 4%, 5%, 6%, 7% or 8% of his Base
                              Compensation, which amount shall be contributed as a Compensation Deduction Contribution to the Participant's Compensation Deduction Account.

         (b) Commencing on April 1, 1993, in addition to the elections and authorizations described in (a) above, the Participant may:

                     (i) if he has elected to defer receipt of 8% of his Base Compensation pursuant to subsection (a)(i) of this Section, elect to defer receipt of an amount equal to an additional 1%, 2% or 3% of his Base Compensation as a Supplemental Deferral Contribution to a Supplemental Deferral Account; or

                     (ii) if he has authorized deduction of 8% of his Base Compensation pursuant to subsection (a)(ii) of this Section, authorize the further deduction of an amount equal to an additional 1%, 2% or 3% of his Base Compensation as a Supplemental Deduction Contribution to a Supplemental Deduction Account.

                     Notwithstanding the foregoing provisions of this subsection (b), a Participant who is a Highly Compensated Eligible Employee as defined in Section 2.030(b)(i), may authorize only a further deferral or deduction of 1% or 2% of his Base Compensation as a Supplemental Deferral or Supplemental Deduction Contribution to a Supplemental Deferral or Supplemental Deduction Account, as appropriate.

         (c)         (i)      With the consent of the Plan Administrator, which
                              consent

                              (1) shall be given only in connection with the termination of a qualified individual account plan and related trust of a business organization the stock, assets or business of which has been acquired by the Company, and the extension of the Plan to such business organization pursuant to Section 1.190, and

                              (2)     when given, shall extend to all
                                      participants in said individual account
                                      plan,

                              an Eligible Employee may, in accordance with and subject to applicable provisions of the Code, cause to be transferred to the Plan and Trust Fund any portion of the balance credited to him in such individual account plan and related trust if any portion of such balance would have been payable to him as a rollover amount under section 402(a)(5) of the Code but for such transfer. Such balance shall be transferred to the Plan entirely in cash and shall constitute a Transfer Contribution. Transfer Contributions shall not constitute Deferral or Deduction Contributions under this Section 2.020, and no Company Contributions will be made under Article III with respect to Transfer Contributions.

(ii) Transfer Contributions shall be credited to the Eligible Employee's Account as follows:

         (1) that portion of such balance attributable to employer contributions made pursuant to deferral elections under section
                 401(k) of the Code, which contributions
                 remain subject to the provisions of said
                 section 401(k) following transfer to the Plan, shall be credited to the Eligible
                 Employee's Compensation Deferral Account and shall be designated as such in a manner determined by the Plan
                 Administrator in order to ensure
                 compliance with the requirements of said
                 section 401(k);

         (2) that portion of such balance attributable to employer contributions made pursuant to deferral elections under section
                 401(k) of the Code, which contributions
                 have been distributed under circumstances so as to be no longer subject to the provisions of said section 401(k) following transfer to the Plan, shall be credited to the Eligible Employee's
                 Compensation Deduction Account, but the
                 Eligible Employee's tax basis under the
                 Code in such contributions shall be the
                 same as his tax basis under the
                 individual account plan from which such
                 contributions are transferred or
                 distributed;

         (3) that portion of such balance attributable to employer contributions other than those described in paragraph (2) above shall be credited to the Eligible
                 Employee's Compensation Deduction
                 Account, but the Eligible Employee's tax basis under the Code in such contributions shall be the same as his tax basis under the individual account plan from which such contributions are transferred or distributed; and

         (4) that portion of such balance attributable to employee contributions made on an after-tax basis, shall be credited to the Eligible Employee's Compensation
                 Deduction Account.

         (d) In addition to the elections and authorization set forth in (a), (b) and (c), the Participant shall elect, as provided in Section 2.060, whether the amount of any such Compensation Deferral Contributions, Compensation Deduction Contributions or Transfer Contributions shall be contributed under one of the following investment options:
                     (i) entirely to the Diversified Fund; (ii) entirely to the Fixed Income Fund; (iii) entirely to the Stock Fund B;
                     (iv) entirely to the Guaranteed Return Fund; (v) one-half to the Diversified Fund and one-half to the Fixed Income Fund; (vi) one-half to the Diversified Fund and one-half to Stock Fund B; (vii) one-half to the Diversified Fund and one-half to the Guaranteed Return Fund; (viii) one-half to the Fixed Income Fund and one-half to the Stock Fund B; (ix) one-half to the Fixed Income Fund and one-half to the Guaranteed Return Fund; or (x) one-half to the Stock Fund B and one-half to the Guaranteed Return Fund; provided, however, that the amount of any Supplemental Deferral Contributions of the Participant shall be contributed under the same investment option as are the Participant's Compensation Deferral Contributions and that any Supplemental Deduction Contributions of the Participant shall be contributed under the same investment option as are the Participant's Compensation Deduction Contributions.

         (e) The Board of Directors, in extending the benefits of the Plan to a component of an Affiliated Company may place such limitations as the Company deems appropriate on the amount of Compensation Deferral Contributions, Supplemental Deferral Contributions, Compensation Deduction Contributions, and/or Supplemental Deduction Contributions which may be made with respect to or by a Participant employed by such component. Compensation Deduction Contributions and Supplemental Deduction Contributions under this Section shall be made only by payroll deductions unless, under exceptional circumstances, another method of contributions is approved by the Plan Committee.

         2.030 LIMITATIONS ON COMPENSATION DEFERRAL, SUPPLEMENTAL DEFERRAL, COMPENSATION DEDUCTION AND SUPPLEMENTAL DEDUCTION CONTRIBUTIONS.

         (a) Commencing January 1, 1993, with the respect to any Participant, the aggregate amount in any calendar year of:

                     (i) Compensation Deferral and Supplemental Deferral Contributions to the Plan,

                     (ii) all elective deferrals under any other cash or deferred arrangement as defined in section 402(g) of the Code which are maintained by an Affiliated Company, and

                     (iii) all elective employer contributions to any simplified employee pension as defined in and pursuant to sections 408(k)(1) and (6), respectively, of the Code which are maintained by an Affiliated Company, may not exceed Seven Thousand Dollars ($7,000.00) or such larger sum as may be established pursuant to section 402(g)(5) of the Code.

         (b)         For purposes of this Section 2.030:

                     (i) the term "Highly Compensated Eligible Employees" means those Eligible Employees who are "highly compensated employees" within the meaning of section 414(q) of the Code. The Plan
                              Administrator may determine those Employees who are "highly compensated employees" for purposes of this Section 2.030 in any manner permitted by said section 414(q).

                     (ii) the term "Average Deferral Percentage" for each group of Eligible Employees with deferral elections under Sections 2.020(a)(i) and (b)(i) shall be the average of the percentages, calculated separately for each Eligible Employee in such group, of each such Eligible Employee's compensation (as such term is defined in section 414(s) of the Code) that he has elected to defer pursuant to Sections 2.020(a)(i) and (b)(i) for the Plan Year. Eligible Employees who do not elect to make Compensation Deferral Contributions and are thus precluded from making Supplemental Deferral Contributions shall be included at zero percent (0%) in the Average Deferral Percentage of each group.

                     (iii) the term "Average Contribution Percentage" for each group of Eligible Employees with contribution elections under Sections 2.020(a)(ii) and (b)(ii), shall in each case be the average of the percentages, calculated separately for each Eligible Employee in such group, which the sum of:

                              (1) the amounts each such Eligible Employee has elected to contribute pursuant to Sections 2.020(a)(ii) and (b)(ii) for the Plan Year, and

                              (2)     the amounts of Company Contributions
                                      payable to his Company Contributions
                                      Account in respect of his elections under
                                      Section 2.020(a),

                              bears to his compensation (as such term is defined in section 414(s) of the Code) for that Plan Year. Eligible Employees who do not elect to make either Compensation Deferral or Compensation Deduction Contributions and are thus precluded from making either Supplemental Deferral or Supplemental Deduction Contributions shall be included at zero percent (0%) in the Average Contribution Percentage of each group.
                              To the extent and in any manner permitted under proposed or final regulations promulgated pursuant to section 401(m) of the Code, the

                              Administrative Committee may include elective deferrals and qualified nonelective contributions as defined in sections 401(m)(4)(B) and (C) of the Code in the determination of the Average Contribution Percentage.

                     (iv) the term "Limitation Deferral Percentage" shall mean the maximum deferral percentage in each Plan Year for the group of Highly Compensated Eligible Employees and shall be that percentage amount which does not exceed the greater of:

                              (1) the Average Deferral Percentage for all Eligible Employees other than Highly Compensated Eligible Employees multiplied by one and twenty-five hundredths (1.25); or

                              (2)     the lesser of

                                      (A)      an amount which does not exceed
                                               the Average Deferral Percentage
                                               for all Eligible Employees other
                                               than Highly Compensated Eligible
                                               Employees by more than two (2)
                                               percentage points, or

                                      (B)      the Average Deferral Percentage
                                               for all Eligible Employees other
                                               than Highly Compensated Eligible
                                               Employees multiplied by two (2).

                              If any Highly Compensated Eligible Employee is a participant in any other cash or deferred arrangement within the meaning of section 401(k) of the Code established or maintained by an Affiliated Company, for the purpose of determining the Limitation Deferral Percentage with respect to such Highly Compensated Eligible Employee such other cash or deferred arrangement shall be deemed to be a part of this Plan.

                     (v) the term "Limitation Contribution Percentage" shall mean the maximum contribution percentage in each Plan Year for the group of Highly Compensated Eligible Employees and shall be that percentage amount which does not exceed the greater of:

                              (1) the Average Contribution Percentage for all Eligible Employees other than Highly Compensated Eligible Employees multiplied by one and twenty-five hundredths (1.25); or

                              (2)     the lesser of

                                      (A)      an amount which does not exceed
                                               the Average Contribution
                                               Percentage for all Eligible
                                               Employees other than Highly
                                               Compensated Eligible Employees
                                               by more than two (2) percentage
                                               points, or

                                      (B)      the Average Contribution
                                               Percentage for all Eligible
                                               Employees other than Highly
                                               Compensated Eligible Employees
                                               multiplied by two (2).

                              If any Highly Compensated Eligible Employee is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals pursuant to a cash or deferred arrangement or matching contributions, both as defined in section 401(m)(4) of the Code, or employee contributions, are made, for the purpose of determining the Limitation Contribution Percentage with respect to such Highly Compensated Eligible Employee such other plan shall be deemed to be a part of this Plan.

         (c) Prior to the beginning of, and periodically during, each Plan Year the Administrative Committee shall test deferral elections under Sections 2.020(a)(i) and (b)(i) in order to determine whether the Average Deferral Percentage for Highly Compensated Eligible Employees exceeds the Limitation Deferral Percentage, and shall also test contribution elections under Sections 2.020(a)(ii) and
                     (b)(ii) in order to determine whether the Average Contribution Percentage for Highly Compensated Eligible Employees exceeds the Limitation Contribution Percentage.

         (d) In the event that the Administrative Committee should determine that Compensation and Supplemental Deferral Contributions made for any Plan Year on behalf of the Highly Compensated Eligible Employees would (if not reduced) cause the Average Deferral Percentage of such Employees to exceed the Limitation Deferral Percentage, the Administrative Committee shall report such determination to the Plan Administrator, who shall refer such determination to the Plan Committee. In such event, the Plan Committee shall reduce the Supplemental Deferral Contributions, if any, and then the Compensation Deferral Contributions elected by the Highly Compensated Eligible Employees so that the Limitation Deferral Percentage is not exceeded for any Plan Year. Such reduction shall be effective as of the first payroll payment date in the month following such determination and shall be made as set forth in subsection (d)(i) below, and if necessary, subsection (d)(ii):

                     (i) Highly Compensated Eligible Employees electing Supplemental Deferral Contributions

                              (1)     in an amount equal to 2% of Base
                                      Compensation under Section 2.020(b)(i)
                                      shall have their elections reduced by 1%;

                              (2) in an amount equal to 1% (including any Highly Compensated Employees whose elections were reduced under subsection
                                      (i)(1)) shall have their elections
                                      reduced by 1% to 0%;

                     (ii) Highly Compensated Eligible Employees electing Compensation Deferral Contributions

                              (1)     in an amount equal to 8% of Base
                                      Compensation under Section 2.020(a)(i)
                                      shall have their elections reduced by 1%;

                              (2)     in an amount equal to 7% of Base
                                      Compensation (including any Highly
                                      Compensated Employees whose elections
                                      were reduced under subsection (ii)(1))
                                      shall have their elections reduced by 1%.

                     This process shall continue until the Average Deferral Percentage for the Highly Compensated Eligible Employees does not exceed the Limitation Percentage.

         (e) In the event that the Administrative Committee should determine that Compensation and Supplemental Deduction Contributions made for any Plan Year by the Highly Compensated Eligible Employees would (if not reduced) cause the Average Contribution Percentage of such Employees to exceed the Limitation Contribution Percentage, the Administrative Committee shall report such determination to the Plan Administrator, who shall refer such determination to the Plan Committee. In such event, the Plan Committee shall reduce the Supplemental Deduction Contributions, if any, and then the Compensation Deduction Contributions elected by the Highly Compensated Eligible Employees so that the Limitation Contribution Percentage is not exceeded for any Plan Year. Such reduction shall be effective as of the first payroll payment date in the month following such determination and shall be made as set forth in subsection (e)(i) below, and if necessary, subsection (e)(ii):

                     (i) Highly Compensated Eligible Employees electing Supplemental Deduction Contributions

                              (1)     in an amount equal to 2% of Base
                                      Compensation under Section 2.020(b)(ii)
                                      shall have their elections reduced by 1%;

                              (2) in an amount equal to 1% (including any Highly Compensated Employees whose elections were reduced under subsection
                                      (i)(1)) shall have their elections
                                      reduced by 1% to 0%;

                     (ii) Highly Compensated Eligible Employees electing Compensation Deduction Contributions

                              (1)     in an amount equal to 8% of Base
                                      Compensation under Section 2.020(a)(ii)
                                      shall have their elections reduced by l%;

                              (2)     in an amount equal to 7% of Base
                                      Compensation (including any Highly
                                      Compensated Employees whose elections
                                      were reduced under subsection (ii)(1))
                                      shall have their elections reduced by 1%.

                     This process shall continue until the Average Contribution Percentage for the Highly Compensated Eligible Employees does not exceed the Limitation Percentage.

         (f) The reduced election of a Participant under Section 2.030(d)(i) or (ii) or (e)(i) or (ii), as applicable, shall be substituted for the actual election of the Participant under Section 2.020(a) or (b), as appropriate, and shall represent the percentage of Base Compensation that shall be paid into the Plan on his behalf as Compensation Deferral, Supplemental Deferral, Compensation Deduction or Supplemental Deduction Contributions, as the case may be.

         (g) To the extent permitted under subsection (e), the amount representing the additional amount of Base Compensation that would have been contributed as Supplemental Deferral or Compensation Deferral Contributions on behalf of the Participant absent the limitations set forth in this
                     Section 2.030 shall be contributed to the Plan by the Participant as Supplemental Deduction or Compensation Deduction Contributions, as appropriate.

         (h) Reductions in Supplemental Deferral, Compensation Deferral, Supplemental Deduction and Compensation Deduction Contributions made under subsections (d) and/or
                     (e) shall remain in effect for the remainder of the Plan Year unless the Administrative Committee determines that changed circumstances permit an increase in any or all such Contributions. If the Administrative Committee makes such a determination, the Plan Committee shall determine the amount by which such Contributions shall be increased for the balance of the Plan Year.

         (i) To the extent permitted by proposed or final regulations promulgated pursuant to Code section 401(k) or such other standards as may be established from time to time by the Secretary of the Treasury or his delegate, and by subsection (e), the Plan Committee may during or following a Plan Year cause Supplemental Deferral and Compensation Deferral Contributions made on behalf of Highly Compensated Eligible

                     Employees to be recharacterized as Supplemental Deduction or Compensation Deduction Contributions, as appropriate, as and to the extent necessary so that the Average Deferral Percentage for the Highly Compensated Eligible Employees for any Plan Year does not exceed the Limitation Deferral Percentage. Any such recharacterizations will be done in a uniform and non-discriminatory manner.

         (j) If it shall be determined as a result of tests of contribution elections pursuant to subsection (c) that there shall be "excess aggregate contributions" (as defined in and determined pursuant to section 401(m)(6) of the Code) in any Plan Year, such excess aggregate contributions and all income allocable thereto shall be distributed, or, if forfeitable, forfeited, in the manner and within the time required by the said section 401(m)(6).

         (k) The Plan shall comply with the limitation on multiple use of the alternative limitation as described in Treasury Regulation 1.401(m)-(2)(b).

         (l) If multiple use of the alternative limitation does occur, it will be corrected by requiring reduction in actual contribution ratios of Highly Compensated Eligible Employees who are eligible to participate in both arrangements, in accordance with subsections (d) through
                     (j) of this Section 2.030.

         2.040 CHANGES IN RATE OF COMPENSATION DEDUCTION, SUPPLEMENTAL DEDUCTION, COMPENSATION DEFERRAL AND SUPPLEMENTAL DEFERRAL CONTRIBUTIONS. Upon fifteen (15) days' notice a Participant may from time to time change his rate of Compensation Deduction Contribution, Supplemental Deduction Contribution, Compensation Deferral Contribution or Supplemental Deferral Contribution. Such change shall be effective on the first payroll payment date following the expiration of the fifteen (15) days' notice period.

         2.050 CHANGES BETWEEN COMPENSATION AND SUPPLEMENTAL DEDUCTION AND COMPENSATION AND SUPPLEMENTAL DEFERRAL CONTRIBUTIONS.

         (a) Upon fifteen (15) days' notice a Participant who has an authorization in effect under Section 2.020(a)(ii) to make Compensation Deduction Contributions may revoke such authorization and at the same time elect under Section 2.020(a)(i) to commence Compensation Deferral Contributions. Such revocation and election shall also constitute a similar revocation and election with respect to any Supplemental Deduction Contributions previously authorized by the Participant. Such revocation and election shall be effective on the first payroll payment date following the expiration of the fifteen (15) days' notice period.

         (b) A Participant who has an election in effect under Section 2.020(a)(i) to have Compensation Deferral Contributions made on his behalf may revoke such election and at the same time authorize Compensation Deduction Contributions to commence under Section 2.020(a)(ii) effective with the first payroll payment date: (1) in April of any year by giving the Company notice of such revocation and authorization during the month of February of that year, and (2) in October of any year by giving the Company notice of such revocation and authorization during the month of August of that year. Such revocation and election shall also constitute a similar revocation and election with respect to any Supplemental Deferral Contributions previously authorized by the Participant.

         2.060 CHANGES IN INVESTMENT ELECTIONS. A Participant may make an election pursuant to Section 2.020(c) above or change such election effective with the first payroll payment date in April of any year by giving the Company notice thereof during the month of February of that year, and effective with the first payroll payment date in October of any year by giving the Company notice thereof during the month of August of that year.

         2.070       CHANGE IN INVESTMENTS.

         (a) A Participant may elect once in any calendar year, by giving the Company notice of such election, to have the total value of all Units resulting from Compensation and Supplemental Deferral, Compensation and Supplemental Deduction, and/or Transfer Contributions made to his Account or Accounts prior to the effective date of such election:

                     (i) in the Diversified Fund converted to Units in the Fixed Income Fund; or

                     (ii) in the Fixed Income Fund converted to Units in the Diversified Fund.

         (b) In addition to the annual elections available under subsection (a),

                     (i)      a Participant who has not attained age fifty-five
                              (55) may elect once in any calendar year, by giving the Company notice of such election, to have ten percent (10%) of the total value of all Units in the Stock Fund B resulting from Compensation and Supplemental Deferral, Compensation and Supplemental Deduction, and/or Transfer Contributions made to his Account or Accounts prior to the effective date of such election, or 100% of such total value if such total value is $25.00 or less, converted to Units in the Fixed Income Fund;

                     (ii)     a Participant who has attained age fifty-five
                              (55), but not age sixty-five (65), may elect once in any calendar year, by giving the Company notice of such election, to have fifty percent (50%) of the total value of all Units in the Stock Fund B resulting from Compensation and Supplemental Deferral, Compensation and Supplemental Deduction, and/or Transfer Contributions made to his Account or Accounts prior to the effective date of such election, or 100% of such total value if such total value is $25.00 or less, converted to Units in the Fixed Income Fund; provided, that if the Participant has made a prior election under subsection (i) above in the calendar year in which he attained age fifty-five (55), he may not make an election under this subsection (ii) during that same calendar year; and

                     (iii)    a Participant, upon attainment of age sixty-five
                              (65), shall have an election, which may be exercised by him only once during all periods of his participation in the Plan thereafter, to have:

                              (1) the total value of all Units in Stock Fund A resulting from Company
                                      Contributions made to his Company
                                      Contributions Account prior to the
                                      effective date of such election, or

                              (2) the total value of all Units in the Stock Fund A resulting from Company
                                      Contributions to his Company
                                      Contributions Account and all Units in
                                      the Stock Fund B resulting from
                                      Compensation and Supplemental Deferral,
                                      Compensation and Supplemental Deduction, and/or Transfer Contributions made to his Account or Accounts, prior to the effective date of such election,

                              converted to Units in the Fixed Income Fund.

         (c) The effective date of an election under this Section 2.070 shall be, and the value of all Units elected to be converted pursuant thereto will be determined as of, the first Valuation Date following the date on which such election shall have been received by the Company. Such conversion shall be effected by the conversion of such Units into cash and the transfer of such cash to the designated fund, and such transfer shall be effected by the Trustee on or before the Valuation Date in the second month succeeding the month in which the election was received.

         (d) All elections are irrevocable. The exercise of an election under subsection (a) or (b) shall not affect the right to exercise any other election provided by the Plan.

         (e)         Upon making an election under subsection (a) or (b)(i),
                     (ii) or (iii)(2), the Participant shall also either confirm or change his election under Section 2.020(d) with respect to future Compensation and Supplemental Deferral or Compensation and Supplemental Deduction Contributions, effective as of the effective date of the election to convert.

         (f) All Company Contributions made to a Participant's Company Contributions Account after the effective date of an election under subsection (b)(iii)(1) shall be invested in the Fixed Income Fund.

         (g) A Participant with Units in the Guaranteed Return Fund may elect, by providing written notice on a form provided by the Company, at least thirty (30) days prior to the Valuation Date upon which any contract under the Guaranteed Return Fund, or any interest guarantee period under any such contract, expires, to convert his interest under such contract, whether held under a Compensation or Supplemental Deferral Account or a Compensation or Supplemental Deduction Account, solely to Units in the Diversified Fund or solely to Units in the Fixed Income Fund. Such conversion shall be based on the value of Units in such respective funds as of the date of such expiration or the Valuation Date immediately preceding the transfer of funds, whichever is later. The transfer of funds pursuant to this subsection (g) shall be made by the Trustee within a reasonable period after such expiration or receipt of the funds. An election under this subsection (g) shall be irrevocable. A Participant making an election under this subsection (g) shall also indicate his election under Section 2.020(c) regarding investment of contributions made subsequent to the conversion described in this subsection (g). The interest under a Guaranteed Return Fund contract of a Participant who does not make an election under this subsection (g) shall continue to be invested in the Guaranteed Return Fund.

         2.080 INSUFFICIENT EARNINGS. Compensation Deduction and Supplemental Deduction Contributions shall be made only if the Participant has earnings available therefor after all withholdings and deductions required by law or the Company have been made.

         2.090 DEPOSITS IN TRUST FUND. Contributions made hereunder shall be deposited in the Trust Fund and credited to the Participant's Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account or Supplemental Deduction Account, as appropriate, as soon as practicable.

ARTICLE III          COMPANY CONTRIBUTIONS

         3.010       MATCHING AMOUNTS.

         (a) The Company shall contribute to the Trust Fund an amount equal to fifty percent (50%) of the contributions by Participants until March 1, 1969. During the period commencing on March 1, 1969, and ending on March 31, 1984 the Company shall contribute to the Trust Fund an amount equal to seventy-five percent (75%) of the contributions of the Participants. Commencing on April 1, 1984, the Company shall contribute to the Trust Fund as Company Contributions an amount equal to seventy-five percent (75%) of Compensation Deferral Contributions and Compensation Deduction Contributions. No Company Contributions shall be made with respect to Supplemental Deduction, Supplemental Deferral or Transfer Contributions. Except as provided in Section 3.020, contributions by the Company under this Section shall be in cash and shall be deposited in the Trust Fund and credited to the Company Contributions Account of the affected Participants as soon as practicable.

         (b) Adjustments may be made by the Company at any time because of errors in calculating previous Company or Participant's contributions or because of data not known at the time of the previous calculation but such adjustments need not be made retroactively.

         3.020 CONTRIBUTIONS IN STOCK. Except as provided in Section 2.070(e), contributions by the Company pursuant to Section 3.010 may, at the option of the Board of Directors, be in the form of shares of Common Stock, which may be unissued or reacquired, unissued shares of Class A Stock or any combination of Common Stock, Class A Stock or cash. Notwithstanding the foregoing, if the form of contributions to be made in any month shall be changed from the form of the contributions made during the immediately preceding month, the Company shall notify the Plan Administrator of such change no later than fifteen (15) days prior to the end of such immediately preceding month. If the Board of Directors elects to make the Company's contributions wholly or partially in Common Stock or Class A Stock, such stock shall be valued at the closing price of Common Stock as reflected on the New York Stock Exchange--Composite Transactions listing on the last trading day preceding the date on which the contribution is made.

         3.030 FORFEITURES. The amount of Company contributions required by this Article shall be reduced by the amount of any forfeitures provided for elsewhere in the Plan, as provided in Article VII.

ARTICLE IV           MAINTENANCE AND VALUATION OF ACCOUNTS

         4.010 PARTICIPANT'S ACCOUNTS. A separate account representing each Participant's interest in the Diversified Fund, the Fixed Income Fund, each contract under the Guaranteed Return Fund, the Stock Fund A and the Stock Fund B under the Participant's Company Contributions Account, Compensation Deferral Account and Compensation Deduction Account, as applicable, shall be maintained by the Trustee (or by such other person or persons as the Plan Committee shall designate). In addition to the above separate accounts, commencing on April 1, 1993, separate Supplemental Deduction and Supplemental Deferral Accounts shall be established and maintained by the Trustee (or by such other person or persons as the Plan Committee shall designate) to represent all amounts (if any), adjusted for gains or losses thereon, which have been contributed by or on behalf of a Participant as Supplemental Deduction Contributions and Supplemental Deferral Contributions. Such separate accounts shall contain sufficient information to permit, with respect to the Diversified Fund, the Fixed Income Fund, each contract under the Guaranteed Return Fund, the Stock Fund A and the Stock Fund B, a determination of the dollar balance of such Participant's Accounts at any time, in accordance with the Unit valuation procedures described in Section 4.020 through 4.040 of this Article. Such separate accounts shall also contain sufficient information to permit, with respect to the Stock Fund A and the Stock Fund B, a determination of the number of Common Units and Class A Units, respectively, in such Participant's account. The accounts shall contain sufficient information to permit such other determinations as may be required to carry out the provisions of the Plan.

         4.020       CREDITING OF UNITS TO ACCOUNTS.

         (a) The interest of each Participant in the Diversified Fund, the Fixed Income Fund, each contract under the Guaranteed Return Fund, the Stock Fund A and the Stock Fund B, including that part of the Diversified Fund or the Fixed Income Fund resulting from Company Contributions, shall be represented by Units allocated to his Accounts. The value of each Unit shall be One Dollar ($l.00) for the contributions deposited on behalf of each Participant prior to the first Valuation Date following the Effective Date of the Plan in the case of the Diversified Fund, the first Valuation Date following March 1, 1969, in the case of the Stock Fund A; the first Valuation Date following March 1, 1971, in the case of the Fixed Income Fund; the first Valuation Date following the effective date of each contract under the Guaranteed Return Fund; and the first Valuation Date following October 1, 1988, in the case of the Stock Fund B.

         (b) Effective as of February 23, 1987, the Plan Administrator shall cause to be determined the number of Units allocated to each Participant's account in the Stock Fund A on such date. Effective as of the date distribution shall be made to the Trustee of Class A Stock in payment of the stock dividend to holders of Common Stock of record on February 23, 1987, all existing Units of the Stock Fund A shall be reclassified as

                     Common Units, and there shall be allocated to each Participant's account in the Stock Fund A the number of new Class A Units equal to the number of Common Units previously determined to have been allocated to such account as of February 23, 1987. Such Class A Units shall be valued in the manner provided in Section 4.030 except that, for the purposes of Articles V and VI, they shall be initially valued as if such dividend of Class A Stock had been distributed and allocated to each Participant's account in the Stock Fund A on the Valuation Date described in the applicable Section of Article V or VI.

         (c) Effective as of October 1, 1988, the Plan Administrator shall cause to be determined the number of shares of Common Stock and the number of shares of Class A Stock allocated to each Participant's account in the Stock Fund B on such date and the closing price of Common Stock as reflected on the New York Stock Exchange--Composite Transactions listing on September 30, 1988. The dollar value of the shares of Common Stock and Class A Stock allocated to each Participant's Account shall be converted into Common Units and Class A Units, respectively.

         (d) Each contribution on behalf of a Participant to the Diversified Fund or payment made to a Participant from the Diversified Fund prior to the first Valuation Date following the Effective Date of the Plan, each contribution on behalf of a Participant to the Stock Fund A or payment made to a Participant from the Stock Fund A prior to the first Valuation Date following March 1, 1969; each contribution on behalf of a Participant to the Fixed Income Fund or payment made to a Participant from the Fixed Income Fund prior to the first Valuation Date following March 1, 1971; each contribution on behalf of a Participant with respect to a contract under the Guaranteed Return Fund or payment made to a Participant under a Guaranteed Return Fund contract prior to the first Valuation Date following the effective date of such contract; and each contribution on behalf of a Participant to the Stock Fund B or payment made to a Participant from the Stock Fund B following October 1, 1988, shall result in a credit or charge to the account representing his interest in the fund or contract under his Company Contributions Account, Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account and Supplemental Deduction Account, as applicable, equal to the number of Units contributed or paid as the case may be. Effective May 1, 1987, dividends on Common Stock and Class A Stock held in the Stock Fund A, and effective November 1, 1988, dividends on Common Stock and Class A Stock held in the Stock Fund B, shall result in the crediting of Common Units as provided in Section 4.030.

         4.030 UNIT VALUATIONS. Except as otherwise provided in Section 4.020, as of the Valuation Date next following the first deposit into the fund concerned (or under the contract concerned, in the case of the Guaranteed Return Fund) and as of each succeeding Valuation Date, an amount equal to the fair market value of all property in such fund (other than dividends received that are attributable to whole shares of Common Stock or Class A Stock that were or are to be transferred to Participants subsequent to the record date for such dividend) or under such contract, in the case of the Guaranteed Return Fund, shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate, except that Class A Stock shall be deemed to have the same value per share as Common Stock. Such amount shall be divided by the total number of Units credited to all the Participants in the fund or under the contract concerned on the particular Valuation Date, thereby establishing a new Unit value. With respect to each fund, each contribution or other payment thereto or payment therefrom (and in the case of the Stock Fund A each dividend paid after May 1, 1987, and in the case of the Stock Fund B each dividend paid after November 1, 1988, on Common Stock and Class A Stock held in such fund) after such Valuation Date and prior to or on the next Valuation Date shall be converted to Units (in the cases of the Stock Fund A and the Stock Fund B, to Common Units and/or Class A Units to the extent appropriate) by dividing such new Unit value into the amount of such contribution or payment, and the individual account of each affected Participant representing his interest in the fund or contract under his Company Contributions Account, Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account and Supplemental Deduction Account, as applicable, shall be credited or charged, as the case may be, with the portion of the number of Units so computed properly attributable to such Participant. The value of each contract under the Guaranteed Return Fund shall be equal to the principal amount held in such Fund plus accrued interest.

         4.040 BALANCE OF PARTICIPANT'S ACCOUNTS. As of any specified date, the dollar balance of the individual account or accounts of each Participant representing the interest of each Participant in each fund or contract under his Company Contributions Account, Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account and Supplemental Deduction Account, as applicable, shall be determined by multiplying the number of Units in his current balance by the Unit value as of the last preceding Valuation Date in accordance with the foregoing and adding to the resulting dollar balance the amount of contributions made with respect to such account since the last valuation date for which Units have not yet been credited. Only those contributions actually received by the Trustee will be considered in making valuations and determining account balances.

         4.050 STATEMENTS OF PARTICIPANTS. After the end of each calendar year or more frequently as the Plan Administrator shall determine, the Plan Administrator (or if the Plan Administrator shall so determine, the Trustee) shall forward by mail to each Participant a statement, in such form as the Plan Administrator shall determine, setting forth pertinent information relative to each Participant's Accounts. Such statement shall, for all purposes, be deemed to have been accepted as correct unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within sixty (60) days of the mailing thereof to the Participant.

ARTICLE V            BENEFITS PAYABLE UPON TERMINATING EMPLOYMENT

         5.010       VESTING.

         (a) Each Participant shall at all times be fully vested in his Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account and Supplemental Deduction Account, as applicable. Each Participant who is an Employee and:

                     (i) who at any time on or after October 1, 1988, has at least five (5) years of Continuous Employment shall be fully vested in his Company Contributions Account. For the purposes of the preceding sentence, any Participant who has forfeited Units in his Company Contributions Account under Articles V or VI prior to October 1, 1988, or prior to completing five (5) years of Continuous Employment (which Units shall have been applied to reduce Company Contributions pursuant to Article VII), shall not have a vested right to such forfeited Units until such forfeited Units shall have been restored pursuant to the applicable provisions of Sections 5.040(b), 6.010(b), 6.020(d) or 6.030(g).

                     (ii) who has less than five (5) years of Continuous Employment as of October 1, 1988, shall be fully vested in the Units in his Company Contributions Account resulting from Company Contributions made for all months prior to October, 1988, but, except as otherwise provided in the Plan, shall not become vested in any Units in his Company Contributions Account resulting from Company Contributions for any month after September, 1988, until he shall have accumulated five (5) years of Continuous Employment.

                     (iii) For the purposes of paragraphs (i) and (ii), an Employee who

                              (A) terminates employment with all Affiliated Companies at any time after October 1, 1985,

                              (B)     does not receive a distribution under
                                      Article V and retains a vested interest
                                      in his Company Contributions Account, and

                              (C)     is subsequently reemployed by an
                                      Affiliated Company at any time following his termination of employment shall be credited with his period of Continuous Employment with all Affiliated Companies prior to such termination of employment, but only for the purpose of determining whether he has a vested right under

                              Section 5.010(a)(i) to that portion of his Company Contributions Account attributable to Company Contributions made during his period of reemployment.

         (b) No Units in a Participant's Company Contributions Account shall vest subsequent to the Participant's termination of employment (described in Section 5.040), except as provided in Section 5.040(b) (dealing with reemployment).

         (c)         If a Participant who is an Employee attains age sixty-five
                     (65), all of the Units in his Accounts which are attributable to Company Contributions shall be fully vested.

         5.020       RETIREMENT, DEATH, LAYOFF, ETC.

         (a)         (i)      Subject to Section 5.050 and, in the case of
                              Retirement, to the provisions of subsection (b), upon a Participant's

                              (1)     Retirement,

                              (2)     death,

                              (3)     Layoff,

                              (4)     termination of employment because of
                                      inability to meet Company medical
                                      standards,

                              (5) termination of employment in order to enter the Armed Forces of the United States or to accept employment with the Government of the United States,

                              (6)     disability which has continued for a
                                      period of at least six (6) months,

                              the Participant shall become fully vested in all Units in his Company Contributions Account, and as soon as practicable after (but in no event later than sixty (60) days after the end of the Plan Year in which such event shall have occurred) he (or his Beneficiary in the case of his death) shall receive all amounts described in paragraph (ii) of this subsection (a).

                     (ii) The amounts that the Participant (or his Beneficiary in the case of death) shall receive under paragraph (i) shall be as follows:

                              (1) With respect to the Diversified Fund, the Fixed Income Fund, and Guaranteed Return Fund, the Participant shall receive the full dollar balance of his Account or Accounts in such funds. Such balance shall be determined in the manner provided by Section 4.040, by reference to the Units in such Participant's Account or Accounts

                                      (A)      on the date of such Retirement,
                                               Layoff or termination, or,

                                      (B)      in the case of the Participant's
                                               death or disability, on the date
                                               all documentation determined by
                                               the Plan Administrator to be
                                               necessary to effect distribution
                                               from the Plan shall have been
                                               received by the Plan
                                               Administrator,

                                      and the value of each Unit on the
                                      Valuation Date coinciding with or
                                      immediately preceding such date.

                              (2) With respect to the Stock Fund A and the Stock Fund B, the dollar balance or balances in such Participant's account or accounts in such funds as of the Valuation Date coinciding with or immediately preceding

                                      (A)      such Retirement, Layoff, or
                                               termination, or

                                      (B)      in the case of the Participant's
                                               death or disability, the date
                                               all documentation determined by
                                               the Plan Administrator to be
                                               necessary to effect distribution
                                               from the Plan shall have been
                                               received by the Plan
                                               Administrator,

                                      (such balance or balances to be
                                      determined in the manner provided by
                                      Section 4.040 separately by reference to the Common Units and any Class A Units in the Participant's Account on such Valuation Date and the respective Unit values on such Valuation Date) shall be applied to Common Stock to the extent attributable to Common Units and Class A Stock to the extent attributable to Class A Units. The Participant shall receive shares of Common Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation
                                      Date) with the portion of such dollar
                                      balance attributable to the Common Units in his Account, and shares of Class A Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at such closing price with the portion, if any, of such dollar balance attributable to

                              Class A Units, in his Account. The Participant shall be paid in cash the dollar amounts remaining in his account or accounts in the Stock Fund A and the Stock Fund B after reduction of each such account by the value, based on such closing price, of the whole shares previously described. In addition, the Participant shall be paid in cash the amount of any cash dividends received since such Valuation Date attributable to the number of whole shares of Common Stock and Class A Stock distributed to him as described in this paragraph (ii) and the dollar value of any contributions to the Stock Fund A and Stock Fund B in respect of such Participant between such Valuation Date and the date of such Retirement, death, Layoff or termination.

         (b) A Participant who, upon Retirement, would otherwise receive a distribution pursuant to subsection (a) above, notwithstanding any prior consent to such distribution which he may have given pursuant to Section 5.050, may make an irrevocable election at any time during the thirty
                     (30) day period ending on the day immediately prior to the effective date of his Retirement to remain in the Plan without any further contributions until January 1 of the calendar year following the effective date of his Retirement. As soon as practicable after such January 1, a Participant who has made such an irrevocable election shall receive all amounts provided in subsection (a) above, valued as of the Valuation Date immediately prior to such January 1.

         (c)         Notwithstanding the provisions of Sections 5.020(a) and
                     (b), if an Employee attains age 70-1/2 on or after January 1, 1988, distribution of the amounts described in paragraph (a)(ii) of this Section 5.020 to such Employee shall be made not later than April 1 of the calendar year following the calendar year in which the Employee shall have attained age 70-1/2. If such a Participant shall so request in writing, the Plan Administrator shall cause all or a portion of the amounts and shares of Common and Class A Stock with respect to which the Participant would be taxable under section 402 of the Code (other than amounts and/or shares required to be distributed at that time pursuant to the provisions of section 401(a)(9)(A) of the
                     Code) to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request shall be made by such date as the Plan Administrator shall determine, but in no event later than the said April 1 date. Prior to effecting such transfer the Plan Administrator shall require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Section.

         5.030       EMPLOYEES OF DIVESTED COMPONENTS.

         (a) Subject to the provisions of Section 5.050, any Participant who is employed by a Divested Component immediately prior to its divestiture and who does not continue employment with the Divested Component and whose employment is terminated in the course of such divestiture shall have his Accounts distributed to him by the Trustee in the manner provided in Section 5.020.

         (b) Any Participant who immediately prior to its divestiture is employed by a Divested Component or by an Affiliated Company in any component, subsidiary or affiliate other than the Divested Component and who continues employment with the Divested Component or, with the Company's consent and in connection with such divestiture, accepts employment with the Divested Component after its divestiture shall become fully vested in all Units in his Company Contributions Account. Subject to the provisions of Section 5.050, the Accounts of such Participant shall be distributable in the manner provided in Section 5.020; or, to the extent authorized by the Plan Administrator and subject to the provisions of Section 13.030, all or a portion of such Accounts shall be transferred by the Trustee in accordance with the provisions of section 401(a) of the Code to the trustee or other funding agent of any appropriate plan established or otherwise maintained by the acquiror of said Divested Component in such a manner as to ensure that no portion of the Accounts of any Participant transferred hereunder shall be subject to forfeiture, but that in all other respects such Accounts shall be subject to the provisions of the successor plan.

         5.040       TERMINATION OF EMPLOYMENT FOR OTHER REASONS.

         (a) If the Participant's employment is terminated after October 1, 1988, for any reason other than those set forth in Sections 5.020, 5.030, or 8.020(a)(v), subject to the provisions of Section 5.050 the Participant shall receive the following as soon as practicable:

                     (i) With respect to the Diversified Fund, the Fixed Income Fund and the Guaranteed Return Fund, the Participant shall receive the full dollar balance of his Account or Accounts in such funds. Such balance shall be determined, in the manner provided in Section 4.040, by reference to the Units in such Participant's Account or Accounts on the date of such termination and the value of each Unit on the Valuation Date coinciding with or immediately preceding such date.

                     (ii) With respect to the Stock Fund B the dollar balance or balances in such Participant's account or accounts in such Fund, and with respect to the Stock Fund A the vested portion of the dollar balance or balances in such Participant's account or accounts in such Fund, both as of the Valuation Date immediately preceding such termination (such balance or balances to be determined in the manner provided by Section 4.040 separately by reference to the Common Units and any Class A Units in such Participant's Account on such Valuation Date and the value of each such Unit on such Valuation Date) shall each be applied to Common Stock to the extent attributable to Common Units and Class A Stock to the extent attributable to Class A Units. With respect to each such fund, the Participant shall receive shares of Common Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date) with such dollar balance (in the case of the Stock Fund A, the vested portion of such dollar balance) attributable to the Common Units in his account in such fund, and shares of Class A Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at such closing price with the portion, if any, of such dollar balance (in the case of the Stock Fund A, the vested portion, if any, of such dollar balance) attributable to Class A Units in his account in such fund. The Participant shall be paid in cash the dollar amount remaining in his account in the Stock Fund B and in the vested portion of his account in the Stock Fund A after reduction by the value, based on such closing price, of the whole shares previously described. In addition, the Participant shall be paid in cash the amount of any cash dividends received since such Valuation Date attributable to the number of whole shares of Common Stock and Class A Stock distributed to him as described in this paragraph (ii).

(b) If a Participant receives a distribution pursuant to subsection (a) or becomes eligible to receive a distribution under subsection (a) but fails to provide written consent to such distribution as required by
            Section 5.050, the non-vested portions of the Participant's Company Contributions Account shall be forfeited at the time such distribution is made or, but for the Participant's failure to provide such written consent, would have been made as determined by the Plan Administrator. In either case, if the Participant is reemployed as an Employee prior to the end of five (5) years after the date on which his termination of employment shall have occurred, there shall be restored to the Participant's

                     Company Contributions Account a dollar amount equal to the non-vested portion of the dollar balance of his Company Contributions Account in Stock Fund A as of the Valuation Date last preceding his termination of employment (determined, in the manner set forth in Section 4.040, by reference to the Units in such Account and the value of each such Unit on such Valuation Date); provided, however, that if the Participant shall have received a distribution under subsection (a), such amount shall be restored only if the Participant shall have made a cash repayment to the Plan following such reemployment as an Employee and on or prior to the end of the sixtieth (60th) month after the date on which he shall have been reemployed as an Employee. The amount of such repayment shall equal the sum of all the amounts distributed to such Participant pursuant to subsection (a) from his Company Contributions Account, his Compensation Deduction Account and his Compensation Deferral Account and as a result of all other, prior distributions and withdrawals with respect to which he would be permitted to make a repayment under
                     Article VI, shall be credited to his Compensation Deduction Account and shall be allocated to the funds and any accounts under the Guaranteed Return Fund in such Account in the same proportion that the total of his Compensation Deduction and Compensation Deferral Accounts were allocated immediately prior to the distribution, except that any amounts allocated to the Guaranteed Return Fund shall be allocated to the contract under such Fund to which contributions under the Plan are then being made. Such amount shall not be increased to reflect interest. The non-vested portion of the Participant's Company Contributions Account restored pursuant to this subsection
                     (b) shall vest as provided in Section 5.010. For the purposes of this subsection (b), in the case of an Employee who is absent from work by reason of a Maternity or Paternity Leave, the five (5) year period following termination of employment described above shall not be deemed to have commenced until the earlier of the date on which he terminates employment by reason of his retirement, death, voluntary quit or discharge or the second annual anniversary date of the commencement of his Maternity or Paternity Leave.

         (c) Notwithstanding the provisions of Section 5.040(b), if an Employee terminated employment with all Affiliated Companies on or after October 1, 1985, and was reemployed by an Affiliated Company prior to October 1, 1986, any Units of his Company Contributions Account forfeited under
                     Section 5.040 of the Plan as then in effect shall be restored in the manner provided in Section 5.040(b) regardless of whether the Employee shall have made the cash repayment required by said Section.

         5.050 PARTICIPANT'S CONSENT TO DISTRIBUTION OF BENEFITS. Notwithstanding any other provisions of the Plan, if the aggregate value of the vested portions of a Participant's Accounts is in excess of Three Thousand

Five Hundred Dollars ($3,500) and the Participant shall not have attained age sixty-five (65) at the time distribution of benefits under the Plan would otherwise be made, no distribution of benefits under the Plan shall be made unless the Plan Administrator shall first have obtained the Participant's written consent thereto. In the event such written consent shall not have been so obtained by the time such distribution would otherwise have been made, the vested portion of the Participant's Accounts, determined as of his termination of employment and valued as provided in Sections 5.020(a)(2) or 5.040(a), as applicable, shall be retained by the Plan and shall be maintained and valued in accordance with Article IV. Distribution of the Participant's Accounts pursuant to Article V (subject, however, to the provisions of Section 5.020(b)) shall be made following the date on which the Participant's written consent to such distribution is obtained by the Plan Administrator or, if earlier, the date on which the Participant attains age sixty-five (65) or dies, in the same manner as if the Participant had terminated employment on such date; provided, however, that if the Participant is reemployed as an Employee prior to the date on which such written consent shall have been received by the Plan Administrator such Participant shall not have any further right to receive a distribution of benefits under this Section 5.050 as a result of his prior termination of employment. Until such distribution is made, the provisions of Sections 2.070, 5.010(b) and 5.040(b) and Articles IX, XII and XVII shall be applicable to such Participant. Under no circumstances other than those set forth in Section 5.020(b) shall such Participant have any right to withdraw any portion of the balance of his Accounts under Article VI prior to the date distribution of the balance of his Accounts shall be made under Section 5.020 or 5.040 and this Section 5.050.

         5.055 TRANSFER OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN. If a Participant, a Participant's spouse entitled to distribution pursuant to Article IX in the case of a Participant's death, or former spouse entitled to distribution pursuant to Section 11.150(b) shall so request in writing, the Plan Administrator shall cause all or a portion of the amounts and shares of Common and Class A Stock with respect to which the Participant would be taxable under section 402 of the Code to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request shall be made, in the case of a Participant, at the time his consent to such distribution shall be given to the Plan Administrator pursuant to Section 5.050, or at such later date as the Plan Administrator shall permit, or, in the case of the Participant's spouse or former spouse, at such time as the Plan Administrator shall determine. Prior to effecting such transfer the Plan Administrator shall require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article V.

         5.060 RESUMPTION OF PARTICIPATION. An Employee who has received a distribution under this Article shall be eligible to resume participation in the Plan only as provided in Section 2.010.

         5.070 VALUATION DATES FOR WITHDRAWALS AND DISTRIBUTIONS PURSUANT TO DOMESTIC RELATIONS ORDERS. Notwithstanding any other provision of this
Article V or Article VI, in the event that the Plan Administrator shall determine that a distribution of a Participant's Account pursuant to this
Article V or Article VI or a withdrawal from a Participant's Account pursuant to Article VI has been delayed as a result of a pending or threatened domestic relations order, the Valuation Date immediately preceding the date on which such withdrawal or distribution is approved by the Plan Administrator pursuant to such order shall be substituted for the Valuation Date which would otherwise be applicable to such withdrawal or distribution pursuant to this Article V or
Article VI.

ARTICLE VI           DISTRIBUTIONS AND WITHDRAWALS WHILE EMPLOYED; LOANS

         6.010 DISTRIBUTION OF COMPENSATION DEDUCTION ACCOUNT AND SUPPLEMENTAL DEDUCTION ACCOUNT AND PARTIAL DISTRIBUTION OF COMPANY CONTRIBUTIONS ACCOUNTS.

         (a) Subject to such restrictions as the Plan Committee may establish pursuant to Section 6.040, an Employee who has a Compensation Deduction Account under the Plan may elect to receive a distribution of his entire Compensation Deduction Account together with the vested portion of his Company Contributions Account relating to his Compensation Deduction Account, and his entire Supplemental Deduction Account. As soon as practicable after the Company's receipt of such an election, there shall be paid or transferred to such Employee cash and stock determined in the same manner as under Section 5.040(a) except that the date of receipt of the election shall be used for such determination in lieu of the date of termination, and except that the Employee's Compensation Deferral Account, the related portion of his Company Contribution Account, if any, and the Employee's Supplemental Deferral Account shall not be distributable under this Section 6.010(a). The non-vested portion of the Employee's Company Contributions Account relating to his Compensation Deduction Account, if any, shall be forfeited at the time of such distribution.

         (b) An Employee who has received a distribution from the Plan as provided in subsection (a) and thereby suffered a forfeiture may elect to restore his interest in the Plan by making a cash repayment to the Plan in the amount described in subsection (c). Any repayment under this
                     Section 6.010 must be made while an Employee and within sixty (60) months after such distribution; provided, that no such repayment may be made prior to the expiration of twelve (12) months following the date of such distribution unless the Participant terminates employment within the twelve (12) month period following such distribution, in which case repayment may be made at any time following the date written notice of termination is given to him by an Affiliated Company or by him to an Affiliated Company and prior to his date of termination; and provided further, that if the Employee terminates employment on or after October 1, 1985, for any reason no such repayment may be made after such termination unless he shall have been reemployed as an Employee prior to the end of five (5) years after the date on which such distribution shall have been made.

         (c) The amount of the repayment described in subsection (b) shall equal the sum of (i) the amount distributed to such Employee from his Company Contributions Account plus (ii) the total amounts distributed to the Employee from his Compensation Deduction Account as a result of his election under subsection (a) and as a result of all prior withdrawals with respect to which he would be permitted to make a repayment under Section 6.020(d). For purposes of this subsection (c), the amount distributed to an Employee means the sum of the cash distributed to such Employee plus the dollar value of the Common Stock and any Class A Stock distributed to such Employee, determined at the closing price for Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing on the Valuation Date applicable to the distribution or withdrawal (or if such Valuation Date falls on a date on which, for any reason, there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date). Such amount shall not be increased to reflect interest.

         (d) As soon as practicable after an Employee makes a repayment described in subsection (b), there shall be credited to the Employee's Company Contributions Account a dollar amount equal to the balance that was in such Account at the time of the distribution plus the dollar amount of all balances forfeited as a result of withdrawals under
                     Section 6.020(a) made prior to such distribution as to which repayment is required under Section 6.020(d). At the same time, the Employee's Compensation Deduction Account shall be credited with a dollar amount equal to the amount repaid by the Participant to such Account.
                     This amount shall be allocated to the funds and any accounts under the Guaranteed Return Fund in the manner that the Employee's Compensation Deduction Account was allocated prior to the distribution, except that any amounts allocated to the Guaranteed Return Fund shall be allocated to the contract under such Fund to which contributions are then currently being made. The amount credited under this subsection (d) shall vest as provided in Section 5.010. For purposes of this Section 6.010, the balance of the Participant's Company Contributions Account shall be determined, in the manner provided in Section 4.040, by reference to the Units in such Account on the date of the Participant's distribution (or, where applicable, withdrawal) and the value of each Unit on the Valuation Date preceding such date.

         (e)         An Employee who has received a distribution under this
                     Section 6.010 shall be eligible to have contributions resumed under the Plan only as provided in Section 2.010.

         6.020 WITHDRAWALS FROM EMPLOYEE'S COMPENSATION DEDUCTION ACCOUNT AND SUPPLEMENTAL DEDUCTION ACCOUNT.

         (a) Subject to such restrictions as the Plan Committee may establish pursuant to Section 6.040, an Employee may from time to time elect to withdraw some or all of his Compensation Deduction Account and some or all of his Supplemental Deduction Account; but in no event may the Employee's total withdrawals from either Account under this Section 6.020 exceed the total amount actually contributed by him to such Account.

         (b) A withdrawal under this Section 6.020 shall be taken first from the Employee's Supplemental Deduction Account, if any. Thereafter, if at the time of such withdrawal the Employee is not fully vested in that portion of his Company Contributions Account which is attributable to Compensation Deduction Contributions:

                     (i) Such withdrawal shall be taken first from that portion, if any, of the Employee's Compensation Deduction Account resulting from Compensation Deduction Contributions made for periods prior to October 1, 1988.

                     (ii) When that portion, if any, of the Employee's Compensation Deduction Account resulting from Compensation Deduction Contributions made for periods prior to October 1, 1988, has been exhausted, such withdrawal shall then be taken from the portion of such Account resulting from Compensation Deduction Contributions made for periods commencing on or after October 1, 1988. If, immediately prior to such withdrawal, the dollar balance of the portion of the Employee's Company Contributions Account attributable to Company Contributions made for periods prior to October 1, 1988, shall be less than fifty percent (50%) of the total dollar balance of his Company Contributions Account, such withdrawal shall result in a forfeiture of those Units of his Company Contributions Account which are attributable to the Compensation Deduction Contributions withdrawn; and for this purpose the amount of any such withdrawal which shall be allocated to Compensation Deduction Contributions shall be determined in accordance with the provisions of section 72(e) of the Code.

                     For the purposes of paragraph (ii) of this subsection (b), the Units of his Company Contributions Account which are attributable to the Compensation Deduction Contributions withdrawn shall be determined by multiplying the dollar amount of that portion of the Employee's withdrawal described in paragraph (ii) by a fraction, the numerator of which is the total dollar value of that portion of the Employee's Company Contributions Account which is attributable to Compensation Deduction Contributions made for periods commencing on or after October 1, 1988, and the denominator of which is the total dollar value of that portion of the Employee's Compensation Deduction Account which is attributable to Compensation Deduction Contributions made for periods commencing on or after October 1, 1988 (both such dollar values to be determined as of the last Valuation Date preceding the date of withdrawal), and dividing the result by the Unit value of the Common Units in the Employee's Company Contributions Account (determined as of the last Valuation Date preceding the date of withdrawal). If the resulting number of Common Units exceeds the number of

                     Common Units in that portion of the Employee's Company Contributions Account which is attributable to Compensation Deduction Contributions made for periods commencing on or after October 1, 1988, all Common Units in such portion of such Account shall be forfeited, the aggregate value of such Common Units shall be deducted from the total dollar value of Units to be forfeited, and the remaining balance shall be divided by the Unit value of the Class A Units in his Company Contributions Account (determined as of the Valuation Date next preceding the date of withdrawal) to determine the number of Class A Units to be forfeited.

         (c)         (i)      Subject to the provisions of subsection (b), an
                              Employee may elect to have any withdrawal pursuant to subsection (a) taken from his account in the Diversified Fund, his account in the Fixed
                              Income Fund, his account or accounts under the Guaranteed Return Fund, or his account in the Stock Fund B, or to have a specified portion or portions taken from his account or accounts in the Diversified Fund, the Fixed Income Fund, the
                              Guaranteed Return Fund, and/or the Stock Fund B.
                              In the absence of such election, such withdrawal shall be made from his accounts in such funds in the following order: first, from his account, if any, in the Fixed Income Fund; next, from his account, if any, in the Diversified Fund; next, from his account or accounts, if any, in the Guaranteed Return Fund, and finally, from his account, if any, in the Stock Fund B, first from his Common Units and then, when his Common Units have been exhausted, from his Class A Units in such Fund. Notwithstanding the foregoing provisions of this paragraph (i), and subject only to the provisions of subsection (b), any withdrawal from his account or accounts in the Guaranteed Return Fund shall be taken in reverse sequence by first exhausting his accounts in the most recent contracts under such Fund.

                     (ii) As soon as practicable after a withdrawal election is made, there shall be paid or transferred to the Employee cash and stock determined in the same manner as under Section 5.040(a) above (except that the date of withdrawal shall be used for such determination in lieu of the date of termination, and except that the withdrawal election shall apply only to the Employee's Compensation and Supplemental Deduction Accounts).

         (d) No repayment may be made by any Employee except under the following circumstances. An Employee who has made one or more withdrawals from the Plan which, as provided in subsection (b), resulted in forfeitures of all or part of his Company Contributions Account may elect to restore the interest he had in the Plan preceding such withdrawals by making a cash repayment to the Plan. The amount of the repayment shall equal the amount distributed to the Employee due to such withdrawals by the Employee (as such amount is defined in Section 6.010(c), but using for such determination the date of the withdrawal or withdrawals in lieu of the date of distribution). However, repayment shall be limited by the following conditions:

                     (i) No repayment may be made nor interest restored with respect to a withdrawal less than twelve
                              (12) months after the withdrawal (unless the Employee terminates employment within such twelve
                              (12) month period in which case repayment may be made at any time following the date written notice of termination is given to him by an Affiliated Company or by him to an Affiliated Company and prior to his date of termination) nor more than sixty (60) months after the withdrawal.

                     (ii) No repayment may be made nor interest restored with respect to a withdrawal if the Employee has terminated employment for any reason on or after October 1, 1985, and subsequent to the withdrawal, unless he has been reemployed as an Employee prior to the end of five (5) years after the date on which such withdrawal shall have been made.

                     (iii) An Employee may only make a repayment with respect to a withdrawal if such withdrawal resulted in forfeiture of some portion of his Company Contributions Account.

                     (iv)     Any Employee making repayment under this Section
                              6.020 with respect to any withdrawal must repay the total amounts distributed with respect to all prior withdrawals for which the Employee is permitted to make repayment under this subsection
                              (d).

                     As soon as practicable after an Employee makes a repayment described in this subsection (d), there shall be credited to the Employee's Company Contributions Account a dollar amount equal to the dollar balances that were forfeited as a result of the withdrawals in respect of which such repayment is made. At the same time, the Employee's Compensation Deduction Account shall be credited with a dollar amount equal to the amount repaid by the Employee to such Account. The amounts credited under the preceding sentences shall be used to purchase Units at the Unit value established on the last preceding Valuation Date prior to such repayment. The dollar amount recredited shall be allocated to the funds and any accounts under the Guaranteed Return Fund in the manner that the Employee's Compensation Deduction Account was allocated prior to the Employee's withdrawal or withdrawals, except that any amounts allocated to the Guaranteed Return Fund shall be allocated to the contract under such Fund to which contributions are then currently being made. The amount credited under this subsection (d) shall vest as provided in Section 5.010.

         (e) Withdrawals shall be in a minimum amount of $100 with respect to the Diversified Fund, the Fixed Income Fund or Guaranteed Return Fund, and in the number of whole shares of Common Stock or Class A Stock with a dollar value in a minimum amount of $100 based on the closing price of Common Stock reflected on the New York Stock Exchange -- Composite Transactions listing on the immediately preceding Valuation Date (or, in the event such Valuation Date falls on a date on which, for any reason, there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date) with respect to the Stock Fund B. An Employee may not make a request for partial withdrawal within twenty-six (26) weeks of any prior request for partial withdrawal; provided, however, that this limitation upon the ability of an Employee to make a partial withdrawal within twenty-six (26) weeks of any prior request for a partial withdrawal shall be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if such partial withdrawal is requested for a reason associated with financial need of the Employee resulting from the effects of the said condition. Payment of partial withdrawal requests shall be made to the Employee as soon as practicable.

         6.030 WITHDRAWALS FROM EMPLOYEE'S COMPENSATION DEFERRAL AND SUPPLEMENTAL DEFERRAL ACCOUNTS.

         (a) Subject to such restrictions as the Plan Committee may establish pursuant to Section 6.040, an Employee may withdraw all or a portion of the balance of his Compensation Deferral Account or Supplemental Deferral Account if he has attained age fifty-nine and one-half (59-1/2).

         (b) Subject to such restrictions as the Plan Committee may establish pursuant to Section 6.040, an Employee who has not attained age fifty-nine and one-half (59-1/2) may request approval of the Administrative Committee to withdraw some or all of the Units of his Compensation Deferral Account attributable solely to his Compensation Deferral Contributions and/or Transfer Contributions, excluding those Units thereof which are attributable to earnings under the individual account plan from which such Transfer Contributions were transferred or distributed, and some or all of the Units of his Supplemental Deferral Account attributable solely to his Supplemental Deferral Contributions.

         (c) In no event, however, may any Units attributable to income allocated to his Compensation Deferral Account or his Supplemental Deferral Account be withdrawn pursuant to subsections (b) and (d) of this Section 6.030; nor may a withdrawal of any Units from his Compensation Deferral Account be made until all Units which may be withdrawn under this Section 6.030 from his Supplemental Deferral Account shall have been withdrawn.

         (d) The Trustee shall, upon the direction of the Administrative Committee, distribute all or a portion of the Compensation Deferral Account and/or Supplemental Deferral Account of an Employee requesting a withdrawal under subsection (b) prior to the time such Account is distributable in accordance with Article V hereof; provided, however, that any such withdrawal shall be made only if, and the amount of such withdrawal shall be limited to the extent that, the Employee demonstrates that the withdrawal is required as a result of a hardship and to pay any federal, state or local income taxes and penalties reasonably anticipated to result from such withdrawal. For the purposes of this subsection (d) the term "hardship" shall mean an immediate and heavy financial need of the Employee for which the amount required is not reasonably available to the Employee from other sources and which arises for one of the following reasons:

                     (i) the purchase (excluding mortgage payments) or construction of a principal residence for the Employee, or to prevent eviction from, or foreclosure on the mortgage on, the Employee's principal residence;

                     (ii)     the incurring of obligations for

                              (1) tuition and related educational fees for post-secondary education for the Employee, his spouse or one or more of his children or other dependents (as defined in section 152 of the Code) to be incurred during the twelve (12) month period immediately following the date of his request for distribution; or

                              (2) expenses not covered by insurance which either have been previously incurred by the Employee for, or are necessary in order for the Employee to obtain, medical care (as described in section 213(d) of the Code) for himself, his spouse or one or more his dependents (as defined in section 152 of the Code); or

                     (iii) any other reason permitted under section 401(k)(2)(B)(i)(IV) of the Code and approved by the Administrative Committee.

                     Any determination of the existence of hardship, the reasonable availability to the Employee of funds from other sources and the amount to be withdrawn on account of such hardship shall be made by the Administrative Committee on the basis of all relevant facts and circumstances and in accordance with the foregoing rules, as applied in a uniform and nondiscriminatory manner. In making such determination, the Administrative Committee may, if it is reasonable to do so in the light of all relevant and known facts and circumstances, rely on the Employee's representation that the hardship cannot be relieved

                     (1) through reimbursement or compensation by insurance or otherwise;

                     (2) by reasonable liquidation of the Employee's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

                     (3) by suspension of Compensation Deferral or Compensation Deduction Contributions; or

                     (4) by other distributions (other than hardship distributions) or loans (which meet the requirements of section 72(p) of the Code) from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

         (e) If at the time of a withdrawal under this Section 6.030 the Employee is not fully vested in that portion of his Company Contributions Account which is attributable to Compensation Deferral Contributions:

                     (i) Such withdrawal shall be taken first from that portion, if any, of the Employee's Compensation Deferral Account resulting from Compensation Deferral Contributions made for periods prior to October 1, 1988.

                     (ii) When that portion, if any, of the Employee's Compensation Deferral Account resulting from Compensation Deferral Contributions made for periods prior to October 1, 1988, has been exhausted, such withdrawal shall then be taken from the portion of such Account resulting from Compensation Deferral Contributions made for periods commencing on or after October 1, 1988. If, immediately prior to such withdrawal, the dollar balance of the portion of the Employee's Company Contributions Account attributable to Company Contributions made for periods prior to October 1, 1988, shall be less than fifty percent (50%) of the total dollar balance of his Company Contributions Account, such withdrawal shall result in a forfeiture of those Units of his Company Contributions Account which are attributable to the Compensation Deferral Contributions withdrawn.

                     For the purposes of paragraph (ii) of this subsection (e), the Units of his Company Contributions Account which are attributable to the Compensation Deferral Contributions withdrawn shall be determined by multiplying that portion of the Employee's withdrawal described in paragraph (ii) by a fraction, the numerator of which is the total dollar value of that portion of the Employee's Company Contributions Account which is attributable to Compensation Deferral Contributions made for periods commencing on or after October 1, 1988, and the denominator of which is the total dollar value of that portion of the Employee's Compensation Deferral Account which is attributable to Compensation Deferral Contributions made for periods commencing on or after October 1, 1988 (both such dollar values to be determined as of the last Valuation Date preceding the date of withdrawal), and dividing the result by the Unit value of the Common Units in the Employee's Company Contributions Account (determined as of the last Valuation Date preceding the date of withdrawal). If the resulting number of Common Units exceeds the number of Common Units in that portion of the Employee's Company Contributions Account which is attributable to Compensation Deferral Contributions made for periods commencing on or after October 1, 1988, all Common Units in such portion of such Account shall be forfeited, the aggregate value of such Common Units shall be deducted from the total dollar value of Units to be forfeited and the remaining balance shall be divided by the Unit value of the Class A Units in his Company Contributions Account (determined as of the Valuation Date next preceding the date of withdrawal) to determine the number of Class A Units to be forfeited.

         (f)         (i)      Subject to the provisions of subsection (e), an
                              Employee may elect to have any withdrawal pursuant to subsections (a) or (b) taken from his account in the Diversified Fund, his account in the Fixed Income Fund, his account or accounts under the Guaranteed Return Fund, or his account in the Stock Fund B, or to have a specified portion or portions taken from his account or accounts in the Diversified Fund, the Fixed
                              Income Fund, the Guaranteed Return Fund, and/or the Stock Fund B. In the absence of such election, such withdrawal shall be made from his accounts in such funds in the following order:
                              first, from his account, if any, in the Fixed
                              Income Fund; next, from his account, if any, in the Diversified Fund; next, from his account or accounts, if any, in the Guaranteed Return Fund, and finally, from his account, if any, in the Stock Fund B, first from his Common Units and then, when his Common Units have been exhausted, from his Class A Units in such Fund.
                              Notwithstanding the foregoing provisions of this paragraph (i), and subject only to the provisions of subsection (e), any withdrawal from his account or accounts in the Guaranteed Return Fund shall be taken in reverse sequence by first exhausting his accounts in the most recent contracts under such Fund.

                     (ii) As soon as practicable after a withdrawal election is made, there shall be paid or transferred to the Employee cash and stock determined in the same manner as under Section 5.040(a) (except that the date of withdrawal shall be used for such determination in lieu of the date of termination, Units withdrawn from Stock Fund
                              B shall be paid in an amount of cash determined as provided in Section 5.040(a)(i), and the withdrawal election shall apply only to the Employee's Compensation Deferral and Supplemental Deferral Accounts).

         (g) No repayment may be made by any Employee except under the following circumstances. An Employee who has made one or more withdrawals from the Plan which, as provided in subsection (e), resulted in forfeitures of all or part of his Company Contributions Account may elect to restore the interest he had in the Plan preceding such withdrawals by making a cash repayment to the Plan. The amount of the repayment shall equal the amount distributed to the Employee due to such withdrawals under this Section 6.030 by the Employee. The amount of the repayment shall be credited to a compensation Deduction Account of the Employee. However, repayment shall be limited by the following conditions:

                     (i) No repayment may be made nor interest restored with respect to a withdrawal less than twelve
                              (12) months after the withdrawal (unless the Employee terminates employment within such twelve
                              (12) month period in which case repayment may be made at any time following the date written notice of termination is given to him by an Affiliated Company or by him to an Affiliated Company and prior to his date of termination) nor more than sixty (60) months after the withdrawal.

                     (ii) No repayment may be made nor interest restored with respect to a withdrawal if the Employee has terminated employment for any reason on or after October 1, 1985, and subsequent to the withdrawal, unless he has been reemployed as an Employee prior to the end of five (5) years after the date on which such withdrawal shall have been made.

                     (iii) An Employee may only make a repayment with respect to a withdrawal if such withdrawal resulted in forfeiture of some portion of his Company Contributions Account.

                     (iv)     Any Employee making repayment under this Section
                              6.030 with respect to any withdrawal must repay the total amounts distributed with respect to all prior withdrawals for which the Employee is permitted to make repayment under this subsection
                              (g).

                     As soon as practicable after an Employee makes a repayment described in this subsection (g), there shall be credited to the Employee's Company Contributions Account a dollar amount equal to the dollar balances that were forfeited as a result of the withdrawals in respect of which such repayment is made. At the same time, the Employee's Compensation Deduction Account shall be credited with a dollar amount equal to the amount repaid by the Employee to such Account. The amounts credited under the preceding sentences shall be used to purchase Units at the Unit value established on the last preceding Valuation Date prior to such repayment. The dollar amount recredited shall be allocated to the Funds and any accounts under the Guaranteed Return Fund in the manner that the Employee's Compensation Deferral Account was allocated prior to the Employee's withdrawal or withdrawals, except that any amounts allocated to the Guaranteed Return Fund shall be allocated to the contract under such Fund to which contributions are then currently being made. The amount credited under this subsection (g) shall vest as provided in Section 5.010.

         (h) Withdrawals shall be in a minimum amount of $100 with respect to the Diversified Fund, the Fixed Income Fund or Guaranteed Return Fund, and in the number of whole shares of Common Stock or Class A Stock with a dollar value in a minimum amount of $100 based on the closing price of Common Stock reflected on the New York Stock Exchange -- Composite Transactions listing on the immediately preceding Valuation Date (or, in the event such Valuation Date falls on a date on which, for any reason, there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date) with respect to the Stock Fund B. An Employee may not make a request for partial withdrawal within twenty-six (26) weeks of any prior request for partial withdrawal; provided, however, that this limitation upon the ability of an Employee to make a partial withdrawal (including hardship withdrawals pursuant to the provisions of subsection (d) of this Section) within twenty-six (26) weeks of any prior request for a partial withdrawal shall be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if such partial withdrawal is requested for a reason associated with financial need of the Employee resulting from the effects of the said condition. Payment of partial withdrawal requests shall be made to the Employee as soon as practicable.

         6.035 TRANSFER OF DISTRIBUTION OR WITHDRAWAL DIRECTLY TO ELIGIBLE RETIREMENT PLAN. If a Participant entitled to a distribution or withdrawal under this Article VI, shall so request in writing at the time his election to receive such distribution or withdrawal is made or at such later date as the Plan Administrator may permit, the Plan Administrator shall cause all or a portion of the amounts and shares of Common and Class A Stock with respect to which the Participant would be taxable under section 402 of the Code to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Prior to effecting such transfer the Plan Administrator shall require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article VI.

         6.040 LOANS. Effective October 1, 1990, or such later date as the Plan Committee may determine, the Plan Committee, if so recommended by the Plan Administrator, may establish procedures pursuant to which any Employee or other party in interest (as the term "party in interest" is defined in ERISA section 3(14)) may apply for and receive from the Plan loans in accordance with such terms and conditions as the Plan Committee may prescribe consistent with the provisions of the Plan and applicable provisions of the Code and ERISA. Such procedures, terms and conditions shall require, in addition to such other procedures, terms and conditions as may be established by the Plan Committee, that no Employee or other party in interest shall be permitted to obtain a loan from the Plan of less than One Thousand Dollars ($1,000) or in an amount exceeding the least of (a), (b), (c) or (d):

         (a) the aggregate of the balances in his Compensation Deferral, Supplemental Deferral, Compensation Deduction and Supplemental Deduction Accounts;

         (b) an amount which, when combined with all outstanding loans to such Employee from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000), reduced by the excess, if any, of

                     (i) his highest outstanding and unpaid balances of all prior loans to such Employee or other party in interest from the Plan and such other plans during the twelve (12) month period immediately preceding the date on which such loan is made, over

                     (ii) the outstanding balance of any loan to the Employee or other party in interest from the Plan or such other plans on the date on which the loan is made;

         (c) one-half (1/2) of the aggregate of the balances of his Accounts; or

         (d) such amount, not exceeding the amounts described in (a) through (c) above, as the Plan Committee shall determine.

         In addition to the above and to such other procedures, terms and conditions as may be established by the Plan Committee, no such Employee or other party in interest shall be permitted to have more than a single loan from the Plan and all other "qualified employer plans" (as such term is defined in Code section 72(p)(4)) of the Company outstanding at any one time.

         Such procedures, upon establishment, and in the form approved, by the Plan Committee, shall be attached hereto as Appendix C. Prior to implementation of such procedures the Plan Administrator shall cause an announcement thereof to be disseminated to all eligible Employees and other parties in interest. Until the Plan Committee shall have established such procedures, no Employee or other party in interest shall have any right to obtain a loan from the Plan. Once available to eligible Employees and other parties in interest, however, all such loans shall be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis.

ARTICLE VII          APPLICATION OF FORFEITED UNITS

Units which have been forfeited in accordance with the provisions of Sections 5.040, 6.010, 6.020 or 6.030 or under any other provision of this Plan, shall be applied to reduce subsequent Company Contributions required under the Plan, or, if the Plan should be terminated, any amount not previously so applied shall be credited ratably to the accounts of all Participants in proportion to the amounts of Company Contributions credited to their respective accounts during the most recent Plan Year.

ARTICLE VIII         SUSPENSION OF SAVINGS AND CONTRIBUTIONS

         8.010       VOLUNTARY SUSPENSION.

         (a) A Participant may at any time, upon fifteen (15) days' notice elect to have contributions suspended until further notice. Suspension shall become effective not later than the first payroll payment date following the expiration of the fifteen (15) days' notice period.

         (b) Subject to Section 2.010 and Section 2.020, a Participant who has elected to have contributions suspended, may elect to have contributions resumed upon fifteen (15) days' written notice to the Company, effective the first payroll payment date following the expiration of the fifteen (15) days' notice period.

         8.020       INVOLUNTARY SUSPENSION.

         (a) A Participant's Compensation Deferral and Supplemental Deferral Contributions or Compensation Deduction and Supplemental Deduction Contributions for purposes of the Plan shall be suspended whenever:

                     (i) No payment of Base Compensation is made by the Company to the Participant or, in the case of a Compensation Deduction and Supplemental Deduction Contribution, the amount payable after all applicable withholdings and deductions required by law or the Company is less than the full Compensation Deduction or Supplemental Deduction Contribution for the purposes of the Plan.

                     (ii) Payroll deduction for Compensation Deduction and Supplemental Deduction Contributions under the Plan would be contrary to law.

                     (iii) The Participant, although an Employee, is not an Eligible Employee.

                     (iv) The Participant is transferred to a component of the Company to which the benefits of the Plan have not been extended.

                     (v) The Participant's employment is terminated in order to accept employment with any subsidiary or affiliate of the Company to which the benefits of the Plan have not been extended.

         (b) Unless a Participant who has incurred a suspension under this Section 8.020 gives at least fifteen (15) days' contrary written notice to the Company, such Participant's previously elected Compensation Deferral and Supplemental Deferral Contributions or previously authorized Compensation Deduction and Supplemental Deduction Contributions shall resume automatically effective the first payroll date following the date when the cause of suspension is terminated.

         8.030       GENERAL PROVISIONS APPLICABLE TO SUSPENSIONS.

         (a) Suspensions of a Participant's Compensation Deferral and Supplemental Deferral Contributions or Compensation Deduction and Supplemental Deduction Contributions, whether voluntary or involuntary, shall not affect his benefit and withdrawal rights, which shall be determined in accordance with the provisions of Article V and VI of the Plan.

         (b) During the period of a Participant's suspension, the Company's contributions on his behalf shall be similarly suspended, but the Trustee shall continue to adjust the Participant's Accounts as of each Valuation Date during such period in accordance with the provisions of Article IV of the Plan.

         (c) A Participant may not make up suspended Compensation Deferral and Supplemental Deferral Contributions or Compensation Deduction and Supplemental Deduction Contributions.

ARTICLE IX           DESIGNATION OF AND PAYMENT TO A BENEFICIARY

         9.010 DESIGNATION OF A BENEFICIARY. Subject to the provisions of Section 1.050,

         (a) if a Participant dies, payment of the benefits provided under this Plan shall be made to such person or persons as he has designated as his Beneficiary to receive such benefits in the event of his death.

         (b) a Participant may change his designation of Beneficiary at any time by filing with the Plan Administrator (or such other person as is designated by the Plan Administrator) a request for such change. Such change shall become effective only upon receipt of the request by the Plan Administrator (or such other person as is designated by the Plan Administrator) but upon such receipt the change shall relate back to and take effect as of the date the Participant signed such request; provided, however, that neither the Company, the Trustee, the Plan Committee, the Plan Administrator, any other named or unnamed fiduciary, nor the Trust Fund shall be liable by reason of any payment made to the Beneficiary theretofore designated before receipt of such request.

         (c) if no designation is effective pursuant to this Article or if the Plan Administrator or Trustee shall have any doubt as to the right of any Beneficiary or if the Beneficiary shall predecease the Participant, the amount of such benefits may be paid to the estate of the Participant, in which event neither the Company, the Trustee, the Plan Committee, the Plan Administrator, any other named or unnamed fiduciary, nor the Trust Fund shall be liable to anyone with respect to such payment.

         9.020 PAYMENT TO A BENEFICIARY. Upon receipt by the Plan Administrator (or another person designated by him) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of the Beneficiary, the Plan Administrator shall direct the Trustee to pay the Participant's Accounts to such Beneficiary.



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
ARTICLE X            TRUST AGREEMENT

         10.010 ESTABLISHMENT OF TRUST FUND. The property resulting from contributions made on behalf of all Participants, including contributions made by the Company, shall be held as a Trust Fund by a corporate Trustee or Trustees selected by the Plan Committee pursuant to a Trust Agreement entered into between such Trustee and the Plan Committee. References in the Plan to Trustee shall be deemed to be applicable with equal force to co-Trustees or successor Trustees who may be so designated.

         10.020      INVESTMENTS.

         (a)         The Trustee shall establish:

                     (i) A Diversified Fund consisting of all contributions made by Participants under the Plan prior to March 1, 1971, all contributions made by or on behalf of Participants under the Plan and designated as contributions to the Diversified Fund, and all contributions made by the Company to match contributions deducted from the Participant's compensation prior to March 1, 1969, all property purchased therewith and the proceeds and income of such contributions and property, and

                     (ii) A Fixed Income Fund consisting of all contributions made by or on behalf of Participants under the Plan subsequent to March 1, 1971, and designated as contributions to the Fixed Income Fund, or resulting from elections pursuant to Section 2.070(b), all property purchased therewith and proceeds and income of such contributions and property, and

                     (iii) A Guaranteed Return Fund consisting of the Trust Fund's interest in a contract or contracts between the Trustee and one or more insurance companies, approved by the Plan Committee, whereby such one or more insurance companies agree to: (1) guarantee the principal, a defined rate or rates of earnings or interest on principal amounts for a specified period of time held pursuant to such contract or contracts, (2) accrue such guaranteed interest or earnings monthly, and (3) repay to the Trustee such principal amount with accrued earnings or interest thereon in accordance with the provisions of the Plan and in accordance with the provisions of the contract or contracts, and

                     (iv) A Stock Fund A consisting of all cash, Common Stock and Class A Stock contributed by the Company to match contributions made by or on behalf of Participants on or after March 1, 1969, and the proceeds and income therefrom, and

                     (v) A Stock Fund B consisting of all contributions made by or on behalf of Participants under the Plan and designated as contributions to the Stock Fund B, all Common Stock purchased therewith and proceeds and income therefrom.

         The Trustee shall keep records so as to segregate with respect to each Participant, benefits derived from contributions by such Participant and benefits derived from contributions by the Company on his behalf and with respect to each Participant's account in the Stock Fund A, the portions thereof attributable to Common Units and Class A Units, respectively.

         (b)         The Trust Agreement will provide that:

                     (i) The Plan Committee from time to time may direct the segregation of all or a portion of the Diversified Fund and the Fixed Income Fund (except that part of the Diversified Fund which the Trustee is authorized under the terms of subparagraph (ii) below to invest in any special investment fund maintained by the Trustee) in an Investment Manager Account (or Accounts), and if it does so, shall also appoint an Investment Manager (or Investment Managers), with respect to the portion of the Diversified Fund or Fixed Income Fund so segregated. Any Investment Manager appointed pursuant to this subparagraph
                              (i) shall have full discretion (subject to the criteria set forth in the first sentence of subparagraph (ii) or (iii) below, as applicable), to direct the Trustee with respect to the acquisition, retention, management and disposition of the assets from time to time comprising the Investment Manager Account of such Investment Manager; and

                     (ii) The Trustee shall invest and reinvest the principal and income of that portion of the Diversified Fund which has not been segregated in an Investment Manager Account (or Accounts), without direction and without distinction between principal and income, in every kind of property (real, personal or mixed), and every kind of investment (specifically including, but not by way of limitation, corporate obligations of every kind and stocks preferred or common) which a prudent man, acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise, but the Trustee shall not invest such principal and income in any security issued by the Company. Notwithstanding the foregoing, up to 10% of the contributions made after March 1, 1969 to the Diversified Fund, including for this purpose contributions segregated in an Investment Manager Account (or Accounts), may be invested by the Trustee in any special investment fund maintained by the Trustee designated to offer unusual possibilities for growth and capital investment. The

                              Trustee shall have the sole responsibility with respect to selecting, making and retaining investments except for the portion of the Diversified Fund segregated in an Investment Manager Account (or Accounts); and

                     (iii) The Trustee and any Investment Manager shall invest and reinvest the principal and income of the Fixed Income Fund without direction and without distinction between principal and income of said Fixed Income Fund, only in the following kinds of instruments of debt with maturity of not more than three years: treasury bills, treasury notes, treasury bonds, federal agency obligations, other instruments of federal, state and local government debt, bankers acceptances and bank certificates of deposit, and cash equivalents, including short-term fixed income commingled and collective investment funds of banks, but the Trustee shall not invest such principal and income in any instrument of debt issued by the Company or any subsidiary or affiliate thereof.) The Trustee shall have the sole responsibility with respect to selecting, making and retaining investments except for that portion of the Fixed Income Fund segregated in an Investment Manager Account (or Accounts); and

                     (iv) The Trustee shall pay all cash in the Guaranteed Return Fund to the one or more insurance companies described in paragraph (iii) of subsection 10.020(a) subject to the terms of the contract, or contracts described in such paragraph.

                     (v) The Trustee shall use all cash in the Stock Fund A and the Stock Fund B only to purchase Common Stock. Purchases may be made from or through any source (other than the Company) including a Participant. Any Class A Stock received by the Trustee as a Company contribution or as a stock dividend or other distribution on shares of Common Stock or Class A Stock in the Stock Fund A or the Stock Fund B shall be retained as such except to the extent necessary to make cash payments from such fund as provided in the Plan. Rights, options, or warrants offered to purchase Common Stock or Class A Stock shall be exercised by the Trustee in his discretion but only to the extent that there is cash available in the Stock Fund A and the Stock Fund B for investment. To the extent they are not exercised, the same shall be sold on the open market. Rights, options, or warrants to purchase securities of Rockwell International Corporation or its subsidiaries or affiliates other than Common Stock or Class A Stock shall be sold by the Trustee on the open market.

         (c) In making all investments pursuant to this Plan, the Trustee and the Investment Manager shall: (A) not be bound by any law or any court doctrine of any state or jurisdiction limiting trust investments except as otherwise provided by ERISA; (B) give consideration to the cash requirements of the Plan; (C) not cause the Plan to engage in any transaction constituting a prohibited transaction within the meaning of ERISA sections 406 through 408 or Code section 4975.

         10.030 DUTY OF TRUSTEE AS TO COMMON STOCK AND CLASS A STOCK IN THE STOCK FUND A AND THE STOCK FUND B.

         (a) Except as otherwise provided in this Section 10.030, the Trust Agreement shall provide that the duty with respect to the voting, retention, and tendering of Common Stock and Class A Stock held in the Stock Fund A or the Stock Fund B shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

         (b) The Trust Agreement shall provide that, with respect to any matter as to which a vote of the outstanding shares of Common Stock or Class A Stock is solicited by proxies, consents or authorizations:

                     (i) Each Participant shall be entitled to direct the Trustee, and the Trustee shall solicit the direction in writing of each Participant, as to the manner in which voting rights of shares of Common Stock or Class A Stock held in the Stock Fund A or the Stock Fund B which either represent the vested or non-vested interest of such Participant in the Stock Fund A as of the record date fixed for determining the holders of Common Stock or Class A Stock entitled to vote on such matter or have been credited as of such record date to the Stock Fund B account of such Participant are to be exercised with respect to such matter, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant. In connection with the solicitation of written directions from Participants, the Company will cause to be furnished to each Participant and the Trustee notice of each occasion for the exercise of such voting rights, an appropriate form on which such written direction may be given, and a statement containing the information that the Company distributes to stockholders generally regarding the exercise of such voting rights; and

                     (ii) The duty with respect to the exercise of voting rights of shares of Common Stock or Class A Stock held in the Stock Fund A or the Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph (i) of this subsection (b) shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

         (c) The Trust Agreement shall provide that, in the event of any Tender Offer (as defined in Section 17.010):

                     (i) Each Participant shall be entitled to direct the Trustee, and the Trustee shall solicit the direction in writing of each Participant, as to the tendering or depositing of any shares of Common Stock or Class A Stock held, and any shares of Common Stock issuable on conversion of Class A Stock held, in the Stock Fund A or the Stock Fund B which either represent the vested or non-vested interest of such Participant in the Stock Fund A as of the Tender Date (as defined herein) with respect to such Participant or have been credited as of such Tender Date to the account or accounts in the Stock Fund B of such Participant, and, except as limited by paragraph
                              (iii) hereof, the Trustee shall tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

                     (ii) Except as limited by Paragraph (iii) hereof, the duty with respect to the retention, tendering or depositing of shares of Common Stock or Class A Stock held, and any shares of Common Stock issuable on conversion of Class A Stock held, in the Stock Fund A or the Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph (i) hereof shall be solely that of the Trustee to be exercised solely in the Trustee's discretion; and

                     (iii) Shares of Common Stock or Class A Stock held, and any shares of Common Stock issuable on conversion of Class A Stock held, in the Stock Fund A or the Stock Fund B shall not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earlier of (A) immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited or (B) immediately preceding the expiration of the period during which such shares of Common Stock (including shares of Common Stock issuable on conversion of Class A Stock) or Class A Stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer or (C) the expiration of 30 days from the date of the Trustee's solicitation of Participants' written direction pursuant to paragraph (i) hereof; and

                     (iv) The duty with respect to the withdrawing of, or other exercise of any right to withdraw, shares of Common Stock held, and any shares of Common Stock issuable on conversion of Class A Stock held, in the Stock Fund A or the Stock Fund B which have been tendered or deposited pursuant to any such Tender Offer shall be solely that of the Trustee, provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawing of, or other exercise of any right to withdraw, such shares of Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock, and if such solicitation is made, the Trustee shall act in accordance with the last dated timely written direction, if any, of each such Participant.

                     As used in this subsection (c) with respect to a Participant, the term 'Tender Date' means the date on which the Trustee tenders or deposits any shares of the Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock either representing the vested or non-vested interest of such Participant in the Stock Fund A or credited to the account or accounts in the Stock Fund B of such Participant in accordance with this subsection (c).

         10.040 FORM OF TRUST AGREEMENT. The Trust Agreement shall be in such form and contain such provisions as the Plan Committee may deem appropriate (consistent with the provisions of Section 10.020, Section 10.030 and Section 17.030), including, but not limited to, provisions with respect to the powers and authority of the Trustee, the authority of the Plan Committee to amend the Trust Agreement and to terminate the trust, and a provision that at no time shall any part of the Trust Fund revert to or be recoverable by the Company (within the taxable year or thereafter) or be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Trust Agreement shall be deemed to form a part of this Plan, and all rights and benefits that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement. The Trust Agreement may authorize the Trustee to invest all or part of the assets held by him in a collective trust for investment purposes. The Trustee may deposit amounts held in any of the funds comprising the Trust Fund in an interest bearing account or accounts including short-term fixed income commingled and collective investment funds in a bank or similar financial institution including without limitation the commercial banking department of the Trustee on a temporary basis pending either: (1) investment of such amounts or (2) distribution of funds to Plan Participants.

         10.050 RIGHTS IN THE TRUST FUND. Nothing in the Plan or in the Trust Agreement shall be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

         10.060 TRUST FUND VALUES. Neither the Company, the Board of Directors, the Plan Committee, the Plan Administrator, the Trustee, nor any Investment Manager or investment advisor warrants or represents in any way that the value of Participants' Accounts shall increase or not decrease, each Participant assuming this risk as to his own Accounts.

         10.070 TAXES, FEES AND EXPENSES OF THE TRUSTEE. Effective as of October 1, 1993:

         (a) The reasonable fees and expenses of the Trustee (including the reasonable expenses of the Trustee's counsel), any Investment Manager and any investment advisor shall be paid from the Trust Fund and shall constitute a charge on the Trust Fund until so paid; provided, however, that in no event shall the Trust Fund nor the Company (unless the Company is specifically so directed by resolution of the Company's Board of Directors) pay any such Trustee, Investment Manager or investment advisors fees or expenses:

                     (1) for preparation or prosecution of any action against the Company, the Plan, any member of the Plan Committee or the Plan Administrator, or

                     (2) for the defense or settlement of, or the satisfaction of a judgment related to, any proceeding arising either out of any alleged misfeasance or nonfeasance in any person's performance of duties with respect to the Plan or out of any alleged wrongful act against the Plan.

                     Neither the Plan Administrator nor the members of the Plan Committee shall be compensated from the Plan but may be compensated by the Company for services rendered on behalf of the Plan.

         (b) Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, shall be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.

ARTICLE XI           ADMINISTRATION

         11.010 GENERAL ADMINISTRATION. Authority to control and manage the operation and administration of the Plan shall be vested in the Plan Committee except to the extent that:

                     (1) the Plan Administrator or the Administrative Committee is allocated any such authority under the Plan; or

                     (2) any Trustee appointed pursuant to Section 10.020 and any Investment Manager appointed pursuant to
                              Section 10.020(b)(i) may, pursuant to Article X, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan. The Plan Committee, the Plan Administrator, the Administrative Committee, the Trustee(s) and the Investment Manager(s) shall constitute the Named Fiduciaries of the Plan for purposes of ERISA.

         11.020 PLAN COMMITTEE. The Board of Directors shall, from time to time, determine the size of the Plan Committee and appoint its individual members. The Plan Committee shall act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to Section 11.060(d).

         11.030 PLAN COMMITTEE RECORDS. The Plan Committee shall keep such records and data as it shall deem appropriate and it shall from time to time file with the Board of Directors such reports as the latter may request. It shall be a function of the Plan Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Committee shall be final and conclusive. The records of the Plan shall be kept on the basis of a Plan Year beginning October 1.

         11.040 FUNDING POLICY. The Plan Committee shall be responsible for determining a funding policy of the Plan consistent with the objectives for the Diversified Fund, Fixed Income Fund, Guaranteed Return Fund and the Stock Fund A and the Stock Fund B and shall from time to time advise the Trustee and the Investment Manager of such policy.

         11.050 ALLOCATION AND DELEGATION OF DUTIES UNDER PLAN. The Plan Committee, the Plan Administrator and the Administrative Committee shall each have the following powers and authorities:

         (a) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

         (b) To employ such legal, consultant, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

         11.060 PLAN COMMITTEE POWERS. In addition to any powers and authority conferred on the Plan Committee elsewhere in the Plan or by law, the Plan Committee shall have the following powers and authority:

         (a) To allocate fiduciary responsibilities (other than trustee responsibilities) to one or more members of the Plan Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee, or the Investment Manager) to carry out fiduciary responsibilities (other than trustee responsibilities). The term "trustee responsibilities" as used herein shall mean responsibilities provided in the Trust Agreement to manage or control the assets of the Plan.

         (b) To appoint one or more Investment Managers within the meaning of ERISA section 3(38), as provided in section 10.020(b)(i) and to appoint one or more investment advisors who need not be Investment Managers as defined in ERISA and who shall not have authority to manage, acquire, or dispose of any asset of the Plan.

         (c) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed by the Trustee, but, except as limited by the Trust Agreement in accordance with Section 10.030, the duty with respect to the making and retention of investments shall be solely that of the Trustee, or of the one or more Investment Managers which may be appointed pursuant to subsection (b) above.

         (d) To establish rules and regulations from time to time for the conduct of the Plan Committee's business and for the administration and effectuation of its responsibilities under the Plan.

         11.070 PLAN ADMINISTRATOR. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan or by law, the Plan Administrator shall have the following powers and authority:

         (a) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised by any Employee, Participant, Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to anything or matter otherwise within his discretion, shall be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever.

         (b) To designate one or more persons (other than the Trustee or the Investment Manager) to carry out fiduciary responsibilities (other than trustee responsibilities). The term "trustee responsibilities" as used herein shall mean responsibilities provided in the Trust Agreement to manage or control the assets of the Plan.

         (c) To establish rules and regulations from time to time for the administration and effectuation of his responsibilities under the Plan including but not limited to, adoption of forms under Section 11.170.

         (d) The Plan Administrator shall have such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and shall have such other power and authority as is necessary to fulfill his responsibilities under ERISA or under the Plan.

         11.080 RELIANCE UPON DOCUMENTS AND OPINIONS. The members of the Plan Committee and the Administrative Committee, the Plan Administrator, the Board of Directors and the Company shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, upon any computation, estimates, and reports furnished by any consultants or consulting firms, and upon any reports furnished by the Trustee, and the members of the Plan Committee, the Plan Administrator, the Board of Directors and the Company shall be fully protected and shall not be liable in any manner whatsoever except as otherwise specifically provided by law for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel, and any and all such things done or such actions taken or suffered by the Plan Committee, the Plan Administrator, the Board of Directors and the Company shall be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law. The Plan Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records shall be conclusive with respect to all Employees, Participants, and Beneficiaries, except as otherwise provided by law. For purposes of this Section, "consultant" shall include, but shall not be limited to, any Investment Manager and investment advisor.

         11.090 REQUIREMENT OF PROOF. The Plan Committee, the Plan Administrator, the Administrative Committee, the Board of Directors or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no such person shall acquire any rights or be entitled to receive any benefits under this Plan until such proof shall be furnished as so required.

         11.100      LIMITATION ON LIABILITY.

         (a) Except as provided in Part 4 of Title 1 of ERISA, no person shall be subject to any liability with respect to his duties under the Plan, unless he acts fraudulently or in bad faith.

         (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA section 405(a) and 405(c)(2)(A) or (B). No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

         11.110 INDEMNIFICATION. To the extent permitted by law, the Company shall indemnify the Board of Directors, the Plan Administrator, each member of the Plan Committee, each member of the Administrative Committee and any other employee of the Company with duties under the Plan against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan. Except in relation to matters as to which he has been guilty of willful misconduct in the performance of such duties, the foregoing right of indemnification shall be in addition to any other right to which any such Plan Committee member, Plan Administrator, Administrative Committee member, or other person may be entitled as a matter of law or otherwise.

         11.120 MULTIPLE FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         11.130 EXPENSES. Effective October 1, 1993, and subject to any limitations set forth in Section 10.070 of this Plan, all costs and expenses reasonably incurred by the Plan Committee, the Administrative Committee and the Plan Administrator in the administration of the Plan, including the reasonable fees of and expenses incurred by any third party administrator retained by the Plan Committee or the Plan Administrator to perform ministerial functions associated with administration of the Plan, shall be paid from the Trust Fund and shall constitute a charge on the Trust Fund until so paid.

         11.140 MAILING AND LAPSE OF PAYMENTS. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 11.160 below. If the Plan Administrator cannot, by making a reasonably diligent attempt by mail, locate either the Participant or his Beneficiary, as the case may be, for a period of seven years, such Participant or Beneficiary shall be presumed dead. If payment cannot be made alternately to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his Beneficiary are known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable shall be treated as a forfeiture and shall be a credit against (and to that extent reduce) future Company contributions.

         11.150      NON-ALIENATION.

         (a) Except as provided in subsection (b), no right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. Except as may otherwise be required or permitted by the Internal Revenue Service, no such right or benefit shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such right or benefit, or shall be subject to garnishment, attachment, execution or levy of any kind. If any Participant or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such right or benefit, or if the right or benefit to which such person may be entitled should be held by any court to be subject to garnishment, attachment, execution or levy of any kind, then in the discretion of the Plan Administrator such right or benefit shall cease and determine and the same shall be held or applied, in whole or in part, to or for the benefit of such Participant or Beneficiary or his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Plan Administrator shall deem proper. Any payment of any such right or benefit so made or applied shall be conclusively deemed to have been made for the benefit of such Participant or Beneficiary as the case may be.

         (b)         (1)      The non-alienation rule of subsection (a) shall
                              apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, (as defined in section 414(p)(1)(B) of the Code) except that subsection (a) shall not apply if the Plan Administrator determines that such order is a qualified domestic relations order under section 414(p) of the Code.

                     (2) Upon receipt of a domestic relations order, the Plan Administrator shall promptly notify the Participant and any other alternative payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders.

                     (3) Within a reasonable period after the receipt of a domestic relations order, the Plan Administrator shall determine the qualified status of such order, and thereafter notify the Participant and each alternate payee of such determination. During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined by the Plan Administrator, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a qualified domestic relations order.

                     (4) If within 18 months after issuance of the order, the order is determined to be a qualified domestic relations order, the Plan Administrator shall pay the segregated amounts (plus interest thereon, if any) to the person or persons entitled thereto. If within 18 months (A) it is determined that the order is not a qualified domestic relations order, or (B) the issue as to whether such order is a qualified domestic relations order is not resolved, the Plan Administrator shall pay the segregated amounts (plus interest thereon, if any) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a qualified domestic relations order which is made after the close of the 18 month period shall be applied prospectively only from the date of such determination.

                     (5) In the case of a domestic relations order entered before January 1, 1985, the Plan Administrator
                              (A) shall treat such order as a qualified domestic relations order if the Plan is paying benefits pursuant to such order on such date, and
                              (B) may treat any other such order entered before such date as a qualified domestic relations order even if such order does not meet the requirements set forth in section 414(p) of the Code.

         11.160 ADDRESSES. Each Participant shall be responsible for furnishing the Plan Administrator with his current address and the correct current name and address of his Beneficiary.

         11.170      NOTICES AND COMMUNICATIONS.

         (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Plan Administrator and shall be mailed or delivered to such office as may be designated by the Plan Administrator, and shall be deemed to have been given to the Company when received by such office.

         (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail, in which latter event it shall be deemed to have been delivered and received by him when so deposited in the United States Mail with postage prepaid addressed to the Participant or Beneficiary at his last address of record with the office designated by the Plan Administrator.

         11.180 COMPANY RIGHTS. The Company's rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment shall not be affected in any manner by reason of the existence of the Trust Agreement or the Plan, or any action taken under them.

         11.190 PAYMENTS ON BEHALF OF INCOMPETENT PARTICIPANTS OR BENEFICIARIES. In the event that the Plan Administrator or his designee shall find that any Participant or Beneficiary to whom a benefit is payable under the terms of this Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his benefit without responsibility on the part of the Plan Administrator, the Plan Committee, the Administrative Committee, the Company, or the Trustee, to follow the application of such payment. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall operate as a complete discharge of all liability therefor under this Plan of the Trustee, the Company, the Plan Administrator, the Administrative Committee, and the Plan Committee.

         11.200 WITHHOLDING OF TAXES. Any payment out of the Trust Fund may be subject to withholding for taxes as required by law.

ARTICLE XII          PARTICIPANT'S CLAIMS

         12.010      REQUIREMENT TO FILE CLAIM.

         (a)         A Participant wishing a distribution from the Plan under
                     Section 6.010, or to make a withdrawal from the Plan under
                     Section 6.020 or Section 6.030, must file a written claim with the person designated by the Plan Administrator. A claimant who fails to reduce a claim to writing shall be deemed not to have made such claim.

         (b) Except as otherwise provided by the Plan Administrator, a claimant will not be required to file a claim to be entitled to a distribution under this Plan for any reason other than those identified in subsection (a). However, a person who fails to receive a benefit to which he claims to be entitled under this Plan may file a claim in the manner described in subsection (a).

         (c) The person designated by the Plan Administrator shall approve or deny in writing within thirty (30) days any claim which has been filed with it.

         12.020      APPEAL OF DENIED CLAIM.

         (a)         A Participant whose claim has been denied as set forth in
                     Section 12.010(c) may appeal the denial to the Plan Administrator by filing a written appeal within sixty (60) days of the date of the denial.

         (b) The Participant or his representative shall, for the purpose of preparation of such appeal, have the right to inspect any document relied upon by the person designated by the Plan Administrator in denying the claim.

         (c) The Plan Administrator or his delegate shall make a final, full and fair review of any such decision which is appealed to him. A decision which is not appealed within the time herein provided shall be final and conclusive as to any matter which was presented to the person making such decision.

ARTICLE XIII         MODIFICATION, SUSPENSION, MERGER AND TERMINATION

         13.010 AMENDMENT. The Board of Directors may, at any time and from time to time, amend this Plan in whole or in part. However, except as provided in Section 16.030 below, no amendment shall be made the effect of which would be:

         (a) To cause any contributions paid to the Trustee to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

         (b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he would be entitled under this Plan if his employment were terminated immediately before such amendment; or

         (c) To increase the responsibilities or liabilities of any Trustee or Investment Manager without its written consent.

         13.020 TRANSFER OF ASSETS AND LIABILITIES. The Plan Committee at any time may in its sole discretion without the consent of the Participant or his representative cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits shall be provided solely from each such segregated fund. The Board of Directors may, in its sole discretion without the consent of any Participant or his representative, establish a separate plan to cover any such group of Participants. The initial terms and conditions of any such plan shall be identical to the extent such terms and conditions affect the rights of Participants under the Plan. Amendment to the Plan shall not be necessary to carry out the provisions of this Section 13.020. Any such transfer of assets and liabilities to another plan shall be expressly conditioned on the qualification of such plan and trust under section 401(a) and section 501(a) of the Code.

         13.030 MERGER RESTRICTION. Notwithstanding any other provision in this Plan, the Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

         13.040 SUSPENSION OF CONTRIBUTIONS. The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend contributions to the Plan as to all or certain Participants by action of the Board of Directors. In any event, the Company will suspend contributions at any time when the amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company. Upon a suspension, the Plan Committee may, in its sole discretion permit the Trust Fund to continue to be held by the Trustee, or may segregate one or more parts of the Trust Fund, as provided in Section 13.020.

         13.050 DISCONTINUANCE OF CONTRIBUTIONS. The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue such contributions to the Plan as to all or certain Participants. Upon such discontinuance the Plan Committee may in its sole discretion segregate one or more parts of the Trust Fund, as provided in Section 13.020.

         13.060 TERMINATION. The Plan Committee may terminate or partially terminate the Plan at any time. Upon such termination or partial termination of the Plan, or upon a complete discontinuance of contributions pursuant to Section 13.050 the Accounts of each affected Participant shall become nonforfeitable, and for this purpose the Company shall contribute to the Company Contributions Accounts of all Employees who:

         (a) have forfeited Units in such Accounts under Articles V and VI within five (5) years prior to such termination, and,

         (b) but for such forfeitures, would have been vested in such forfeited Units under Section 5.010 on the date of termination of the Plan,

         amounts sufficient to restore such forfeitures in the same manner as such forfeitures could have been restored by such persons under applicable provisions of said Articles V and VI. In the event of termination or partial termination the Plan Committee may, without the consent of any Participant or other person, (i) permit the Trustee to retain all or part of the Trust Fund or (ii) distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.

ARTICLE XIV          STATUTORY LIMITATIONS

         14.010      ANNUAL LIMITS OF PARTICIPANTS' ACCOUNT INCREASES.

         (a) This Article XIV is intended to conform the Plan to the requirements of section 415 of the Code, and the regulations issued thereunder; and shall be administered and interpreted in accordance with such requirements and regulations; and notwithstanding any provision of this Plan to the contrary, no amount shall be credited to any Participant's Account which is in excess of the limitation imposed by said section 415, as from time to time amended or replaced.

         (b) The amount allocated in each calendar year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of $30,000.00 (or such larger amount as may be established under section 415(d)(1)(B) of the Code to reflect an increase in the cost of living) or 25% of the Participant's total compensation. For purposes of this limitation, the amount allocated shall be deemed to be comprised of:

                     (i) Company Contributions, Compensation Deferral Contributions and Supplemental Deferral Contributions with respect to the Participant; and

                     (ii)     forfeitures; and

                     (iii) for all calendar years ending on or prior to December 31, 1986, the lesser of:

                              (1)     one half of the Participant's
                                      Compensation Deduction Contributions; or

                              (2) the Participant's Compensation Deduction Contributions in excess of 6% of his total compensation from the Company or an Affiliated Company; and

                     (iv) for each calendar year commencing on or after January 1, 1987, the Participant's Compensation Deduction Contributions; and

                     (v) for each calendar year commencing on or after January 1, 1993, the Participant's Compensation Deduction and Supplemental Deduction Contributions.

         14.020 LIMITS AS TO COMBINED PLANS. In the case of a Participant who also is a participant in a defined benefit pension plan which is or was maintained by the Company or an Affiliated Company and to which section 415 of the Code applies, the limitation set forth herein shall be further adjusted in compliance with section 415(e) of the Code. In making such adjustment, the maximum benefit allowable shall be paid hereunder before applying the limitations on the defined benefit plan.

         14.030 COMBINING SIMILAR PLANS. For purposes of this Article, all defined contribution plans which are required to be aggregated under section 414(b) of the Code shall be so aggregated and the limitation set forth herein shall be applied to the total amounts allocated under all such plans.

         14.040 ADJUSTMENT TO COMPENSATION DEFERRAL AND SUPPLEMENTAL DEFERRAL CONTRIBUTIONS. To the extent the Compensation Deferral and Supplemental Deferral Contributions elected by a Participant under Sections 2.020(a)(ii) and (b)(ii) would, if made, cause the total amount allocated to a Participant in any calendar year to exceed the limitations set forth in this Article, such amount shall be paid as compensation to the Participant and shall be contributed to the Plan by the Participant as Compensation Deduction and Supplemental Deduction Contributions to the full extent permitted under this Article and Section 2.030.

ARTICLE XV           MISCELLANEOUS

         15.010 BENEFITS PAYABLE ONLY FROM TRUST FUND. All benefits payable hereunder shall be provided solely from the trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement.

         15.020 REQUIREMENT FOR RELEASE. Any payment to any Participant or his Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment to execute a receipt and release to such effect. If in the opinion of the Plan Administrator any present, former or future spouse of a Participant shall by reason of the law of any jurisdiction appear to have paid interest in the benefits that might, but for any election made by such Participant pursuant to the Plan, be or become payable to such Participant or his Beneficiary, the Plan Administrator may, as a condition precedent to the making of such an election or revocation of such an election or as a condition of the continued effectiveness of any such election or revocation of such election, require such written release or releases, or such other proof in lieu thereof, as in his discretion he shall determine to be necessary, desirable or appropriate either to protect the rights of any such present, former or future spouse or to prevent or avoid any conflict or multiplicity of claims with respect to the payment of any benefits under this Plan.

         15.030 TRANSFERS OF STOCK. Transfers of Common Stock and Class A Stock from the Trustee pursuant to Article V or VI shall be made as soon as practicable, but neither the Company, any Named Fiduciary nor the Trustee shall have any responsibility for any decrease in the value of such stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer by the transfer agent, nor, except as provided in Articles V and VI, shall the Participant receive any dividends, rights, options or warrants on such stock other than those payable to stockholders of record as of a date on or after the date of transfer.

         15.040 INTERPRETATION. The masculine gender shall include the feminine and the singular shall include the plural unless the context clearly indicates otherwise.

ARTICLE XVI          APPROVAL OF THE COMMISSIONER OF INTERNAL REVENUE

         16.010 QUALIFICATION OF THE PLAN. The Company intends to preserve the qualification with and approval by the Internal Revenue Service of the Plan as a plan, Company Contributions to which are deductible by the Company for federal income tax purposes. Should any amendment to the Plan cause the Plan as amended to fail so to qualify and obtain such approval, then in such event, the amendment to the Plan shall be deemed revoked and, as soon as practicable thereafter, the Plan shall be amended to the extent necessary to preserve such qualification and approval. The dollar value of each Participant's Account resulting from Company Contributions, if any, made by the Company solely by virtue of such amendment shall be returned to the Company. The Participants shall have no interest in the amounts so returnable to the Company.

         16.020 CONTINUATION OF THE PLAN. Continuation of the Plan is contingent upon and subject to retaining such approval of the Commissioner of Internal Revenue as the Company may find necessary to establish the continued deductibility for income tax purposes of the Company Contributions under the Plan.

         16.030 MODIFICATION OF THE PLAN. Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan as a plan and trust, meeting the requirements of applicable sections of the Code and of other federal and state laws, as now in effect or hereafter amended or enacted.

ARTICLE XVII         PLAN ADMINISTRATION IN THE EVENT OF THIRD-PARTY TENDER
                     OFFERS

         17.010 APPLICABILITY. The provisions of this Article XVII shall take effect only as of the date of the first tender or deposit by the Trustee of any share of Common Stock (including any share of Common Stock issued on conversion of Class A Stock) or Class A Stock pursuant to any Tender Offer (as herein defined) in accordance with the Trust Agreement as provided in Section 10.030(c) and shall remain in effect thereafter unless and until (a) each share of Common Stock (including any share of Common Stock issued on conversion of Class A Stock) and Class A Stock held in the Stock Fund A or the Stock Fund B which has been tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) pursuant to such Tender Offer or any subsequent Tender Offer commenced while the provisions of this Article XVII are in effect has been effectively withdrawn by or otherwise returned to the Trustee and (b) the certificate representing each share is in the possession of the Trustee.
As used in this Article XVII, the term "Tender Offer" means any tender offer for, or request or invitation for tenders of, the Common Stock and/or Class A Stock subject to section 14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company or any Affiliated Company.

         17.020      ADDITIONAL DEFINITIONS.  While the provisions of this
Article XVII are in effect:

         (a) The term "Sub Fund A" shall mean the fund established by the Trustee pursuant to Section 17.030(a)(i).

         (b) The term "Sub Fund B" shall mean the fund established by the Trustee pursuant to Section 17.030(a)(ii).

         (c) In lieu of the definition set forth in Section 1.110, the term "Company Contributions Account" shall mean the account, with respect to a Participant, that is comprised of or attributable to Company Contributions, adjusted by gains or losses related to the investment of such contributions.

         (d) In lieu of the definition set forth in Section 1.130, the term "Compensation Deduction Account" shall mean the account, with respect to a Participant, that is comprised of or attributable to contributions made by the Participant under Article II, adjusted by gains or losses related to the investment of such contributions, and shall also include the term "Supplemental Deduction Account" as defined in Section 1.365.

         (e) In lieu of the definition set forth in Section 1.150, the term "Compensation Deferral Account" means the account, with respect to a Participant, that is comprised of or attributable to contributions made on behalf of or with respect to the Participant under Article II, including, but not limited to, Transfer Contributions as defined in
                     Section 1.368, adjusted by gains or losses related to the investment of such contributions, and shall also include the term "Supplemental Deferral Account" as defined in
                     Section 1.367.

         (f) In lieu of the definition set forth in Section 1.380, the term "Trust Fund" shall mean the fund, including the earnings thereon, held by the Trustee into which all contributions of or attributable to the Participant and the Company are deposited pursuant to the Plan. The Trust Fund shall be divided into a Diversified Fund, Fixed Income Fund, Guaranteed Return Fund, Stock Fund A, Stock Fund B, Sub Fund A and Sub Fund B.

         17.030 ESTABLISHMENT AND INVESTMENT OF THE SUB FUND A AND THE SUB FUND B. While the provisions of this Article XVII are in effect:

         (a)         The Trustee shall establish:

                     (i) A Sub Fund A consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously held in the Stock Fund A which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c), all property purchased therewith and the proceeds and income therefrom; and

                     (ii) A Sub Fund B consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously held in the Stock Fund B which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c), all property purchased therewith and the proceeds and income therefrom.

         (b) The Trustee shall use all cash in the Sub Fund A and the Sub Fund B only to purchase the kinds of instruments of debt with maturity of not more than three years in which the Trustee and any Investment Manager may invest and reinvest the principal and income of the Fixed Income Fund pursuant to Section 10.020(b)(iii) and shall so invest and reinvest the principal thereof and income thereon. Dividends, income and other distributions received on, and proceeds from the sale or other disposition of, any securities or other consideration held by the Trustee for Participants in the Sub Fund A or the Sub Fund B pursuant to a tender or deposit of shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock in accordance with the Trust Agreement as provided in Section 10.030(c) shall be similarly invested and reinvested.

         (c) The funding policy of the Plan determined by the Plan Committee pursuant to Section 11.040 shall be consistent with the objectives for the Sub Fund A and the Sub Fund B.

         17.040 MAINTENANCE AND VALUATION OF SUB FUND A AND SUB FUND B; CORRESPONDING REDUCTIONS OF STOCK FUND A AND STOCK FUND B. While the provisions of this Article XVII are in effect:

         (a) A separate account representing each Participant's interest in the Sub Fund A and the Sub Fund B under the Participant's Company Contributions Account, Compensation Deferral Account and Compensation Deduction Account, as applicable, shall be maintained. Such separate accounts shall contain sufficient information to permit with respect to the Sub Fund A and the Sub Fund B a determination of the dollar balance of such Participant's Accounts at any time in accordance with the Unit valuation described in subsections (b), (c) and (d) hereof. Such separate accounts shall contain sufficient information to permit such other determinations as may be required to carry out the provisions of this Plan.

         (b) The interest of each Participant in the Sub Fund A and the Sub Fund B shall be represented by Units allocated to his Accounts. The initial value of each Unit to be allocated to his Accounts in respect of amounts held by the Trustee in the Sub Fund A or the Sub Fund B shall be One Dollar ($1.00), and Units shall be credited to each Participant on such basis for amounts received by the Trustee on his behalf prior to the first Valuation Date following the first receipt by the Trustee of cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing his interest in the Stock Fund A which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) in the case of Sub Fund A, and the first Valuation Date following the first receipt by the Trustee of cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously held in his account or accounts in the Stock Fund B which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) in the case of the Sub Fund B. Each receipt on behalf of a Participant of cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing his interest in the Stock Fund A which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) or each payment to a Participant from the Sub Fund A, and each receipt on behalf of a Participant by the Trustee of cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously held in his account or accounts in the Stock Fund B which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(a) or each payment to a Participant from the

                     Sub Fund B, shall result in a credit or charge to the affected Account of the Participant equal to the number of Units received or paid as the case may be.

         (c) As of the Valuation Date immediately following the first deposit into the Sub Fund A or the Sub Fund B, as the case may be, and as of each succeeding Valuation Date, an amount equal to the fair market value of all property in each such fund shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate. Such amount shall be divided by the total number of Units credited to all Participants in each such fund, thereby establishing a new Unit Value. With respect to each such fund, each receipt therein or payment therefrom after such Valuation Date shall be converted to Units by dividing such new Unit value into the amount of such receipt or payment and the affected Account of the Participant shall be credited or charged, as the case may be, with the portion of the number of Units so computed properly attributable to such Participant.

         (d) As of any specified date, the dollar balance of the individual account or accounts of each Participant in the Sub Fund A and the Sub Fund B shall be determined in the same manner as under Section 4.040 (but using for such determination amounts received by the Trustee in respect of the Sub Fund A and the Sub Fund B in lieu of contributions).

         (e) The Participant's account in the Stock Fund A shall be reduced as of each date on which the Trustee receives cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing some or all of his interest in the Stock Fund A which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) by the number of Units which bears the same relation to the number of Units credited to such account immediately prior to the tender or deposit of such shares as the portion of his interest in the Stock Fund A in respect of which such shares were tendered bore to his entire interest in the Stock Fund A immediately prior to the tender or deposit of such shares.

         (f) The Participant's account or accounts in the Stock Fund B shall be reduced as of each date on which the Trustee receives cash, securities or other consideration for shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously held in such account or accounts which were tendered and deposited in accordance with the Trust Agreement as provided in Section 10.030(c) by the number of such shares which were so tendered or deposited.

         17.050 BENEFITS PAYABLE FROM THE SUB FUND A AND THE SUB FUND B UPON TERMINATING EMPLOYMENT. While the provisions of this Article XVII are in effect:

         (a) For purposes of Section 5.010, each Unit representing a Participant's interest in the Sub Fund A that results from the crediting to the Participant's account in Sub Fund A of cash, securities or other consideration received by the Trustee pursuant to the tender or deposit in accordance with the Trust Agreement as provided in Section 10.030(c) of shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing his interest in the Stock Fund A shall be deemed attributable to Company Contributions made on the Participant's behalf which resulted in the credit to his account in the Stock Fund A of a Unit in respect of such interest.

         (b)         For purposes of Section 5.020(a):

                     (1) The full dollar balance of the Participant's accounts in the Sub Fund A and the Sub Fund B shall be deemed to be described in paragraph (2) thereof, and such balance shall be deemed to be an amount that the Participant (or his Beneficiary in the case of death) shall receive under paragraph (1) thereof. Such balance shall be determined, in the manner provided by Section 17.040(d), by reference to the Units in each such account on the date of the Participant's termination of employment for any reason set forth in Section 5.020(a), and the value of each Unit on the Valuation Date coinciding with or immediately preceding such date.

                     (2)      The amounts set forth in subparagraphs (ii) and
                              (iii) of paragraph (2) of Section 5.020(a) shall be amounts that the Participant (or his Beneficiary in the case of death, shall receive under paragraph (1) thereof; provided, however, that no share of Common Stock (including any share of Common Stock issued on conversion of Class A Stock) or Class A Stock representing a Participant's interest in the Stock Fund A or held in such Participant's account or accounts in the Stock Fund B which, as of the date of such Participant's termination of employment for any reason set forth in Section 5.020(a), has been tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) shall be transferred to such Participant (or his Beneficiary in the case of death) pursuant to paragraph (1) of Section 5.020(a) unless and until such share has been effectively withdrawn by or otherwise returned to the Trustee and the certificate representing such share is in the possession of the Trustee; and provided, further, however, that there shall be paid or transferred to such Participant (or his

                     Beneficiary in the case of death) any and all cash, securities or other consideration received by the Trustee for whole shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing such Participant's interest in the Stock Fund A or held in such Participant's account or accounts in the Stock Fund B as of the Valuation Date immediately preceding the date of such termination and which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) as soon as practicable after the receipt of such cash, securities or other consideration by the Trustee.

         (c) If the Participant's employment is terminated for any reason other than those reasons set forth in Sections 5.020, 5.030, or 8.020(a)(v), the Participant shall receive as soon as practicable:

                     (1) The vested portion of the dollar balance of his account in the Sub Fund A and the full dollar balance of his account or accounts in the Sub Fund B. Such balances shall be determined, in the manner provided in Section 17.040(d), by reference to the Units in each such account on the date of such termination and the value of each Unit on the Valuation Date coinciding with or immediately preceding such date.

                     (2)      The amounts set forth in subsections (i) through
                              (iii) of Section 5.040(a); provided, however, that no share of Common Stock (including any share of Common Stock issued on conversion of Class A Stock) or Class A Stock representing such Participant's vested interest in the Stock Fund A or held in such Participant's account or accounts in the Stock Fund B which, as of the date of such termination, has been tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) shall be transferred to such Participant after the date of such termination unless and until such share has been effectively withdrawn by or otherwise returned to the Trustee and the certificate representing such share is in the possession of the Trustee; and provided further, however, that there shall be paid or transferred to such Participant any and all cash, securities or other consideration received by the Trustee for whole shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing such Participant's vested interest in the Stock Fund A or held in such Participant's account or accounts in the Stock Fund B as of the Valuation Date immediately preceding the date of such termination and which were tendered or deposited in accordance with the Trust Agreement as provided in Section 10.030(c) as soon as practicable after the receipt of such cash, securities or other consideration by the Trustee.

         17.060 DISTRIBUTIONS FROM THE PLAN UNDER SECTION 6.010. While the provisions of this Article XVII are in effect:

         (a) The amount paid or transferred to a Participant who elects a distribution in accordance with Section 6.010 shall be determined in the same manner as under Section 17.050(c) (except that the date of receipt of the election shall be used for such determination in lieu of the date of termination and except that the Participant's Compensation Deferral Account and the related portion of his Company Contribution Account, if any, shall not be distributable).

         (b) As soon as practicable after an Employee makes a repayment described in Section 6.010(b), there shall be credited to the Employee's Company Contributions Account a dollar amount as set forth in the first sentence of Section 6.010(d). To the extent that the dollar amount to be credited to his Company Contributions Account relates to shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing his interest in the Stock Fund A for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement as provided in Section 10.030(c), such dollar amount shall be allocated to the Sub Fund A. At the same time, the Employee's Compensation Deduction Account shall be credited with a dollar amount, and such amount shall be allocated to the funds and any accounts under the Guaranteed Return Fund, as set forth in the second and third sentences of Section 6.010(d); provided, however, that, if the Participant makes a repayment in respect of shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously held in his Compensation Deduction Account in the Stock Fund B for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement as provided in Section 10.030(c), a dollar amount equal to the amount of such repayment shall be allocated to the Participant's Compensation Deduction Account in the Sub Fund B. The amounts credited under this subsection (b) shall vest, and, for purposes of this subsection (b), the balance of the Participant's Company Contributions Account shall be determined, as set forth in the penultimate and last sentences of Section 6.010(d).

         17.070 WITHDRAWALS FROM A PARTICIPANT'S COMPENSATION DEDUCTION ACCOUNT UNDER SECTION 6.020. While the provisions of this Article XVII are in effect:

         (a) For purposes of Section 6.020(c), a Participant may elect to have any withdrawal from his Compensation Deduction Account taken from any of the funds as set forth in Section 6.020(c) or from his Compensation Deduction Account in the Sub Fund B, or to have a specified portion taken from any of such funds as set forth in Section 6.020(c) or a specified portion taken from any two or more of such funds. In the absence of such election, such withdrawal shall be made from his accounts in such funds in the following order: first, from his account, if any, in the Fixed Income Fund; next, from his account, if any, in the Diversified Fund; next, from his account or accounts, if any, in the Guaranteed Return Fund; and finally, from his account, if any, in the Sub Fund B, first from his Units attributable to Common Stock and then, if such Units have been fully withdrawn, from his Units attributable in Class A Stock in such Fund. Notwithstanding the foregoing provisions of this subsection (a), and subject only to the provisions of Section 6.020(b), any withdrawal from his account or accounts in the Guaranteed Return Fund shall be
                     taken in reverse   sequence by first exhausting his
                     accounts in the most recent contracts under such Fund.
                     The amount paid or transferred to a Participant who has made a withdrawal election in accordance with Section
                     6.020 shall be determined in the same manner as under
                     Section 17.050(c) (except that the date of withdrawal shall be used for such determination in lieu of the date of termination, and except that the withdrawal election shall apply only to the Participant's Compensation Deduction Account).

         (b) For purposes of subsection (d) of Section 6.020, as soon as practicable after a Participant makes a repayment described in such subsection, there shall be credited to the Participant's Company Contributions Account a dollar amount as set forth in the first sentence of such subsection immediately following paragraph (iv) thereof. To the extent that the dollar amount to be credited to his Company Contributions Account relates to shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing his interest in the Stock Fund A for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement as provided in Section 10.030(c), such dollar amount shall be allocated to the Sub Fund A. At the same time, the Participant's Compensation Deduction Account shall be credited with a dollar amount equal to the amount repaid by the Participant to such Account, and such amount shall be used to purchase Units and shall be allocated to the funds and any accounts under the Guaranteed Return Fund, as set forth in the third and fourth sentences of such subsection
                     (d) following paragraph (iv) thereof; provided, however, that, if the Participant makes a repayment in respect of shares of Common Stock or Class A Stock previously held in his Compensation Deduction Account in the Stock Fund B as to which a withdrawal election was made and for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement as provided in Section 10.030(c), a dollar amount equal to the amount of such repayment shall be allocated to the Participant's Compensation Deduction Account in the Sub Fund B. The amounts credited under this subsection (b) shall vest as set forth in the last sentence of Section 6.020(d).

         (c) Partial withdrawals pursuant to Section 6.020(f) shall be in a minimum amount of $100 with respect to the Sub Fund B.

         17.080 WITHDRAWALS FROM A PARTICIPANT'S COMPENSATION DEFERRAL ACCOUNT UNDER SECTION 6.030. While the provisions of this Article XVII are in effect:

         (a) For purposes of Section 6.030(f), a Participant may elect to have any withdrawal of the portion of his Compensation Deferral Account taken from any of the funds as set forth in Section 6.030(f) or from his Compensation Deferral Account in the Sub Fund B, or to have a specified portion taken from any of such funds as set forth in Section 6.030(f) and a specified portion taken from any two or more of such funds. In the absence of such election, such withdrawal shall be made from his accounts in such funds in the following order: first, from his account, if any, in the Fixed Income Fund; next, from his account, if any, in the Diversified Fund; next, from his account or accounts, if any, in the Guaranteed Return Fund; and finally, from his account, if any, in the Sub Fund B, first from his Units attributable to Common Stock and then, if such Units have been fully withdrawn, from his Units attributable in Class A Stock in such Fund. Notwithstanding the foregoing provisions of this subsection (a), and subject only to the provisions of
                     Section 6.030(e), any withdrawal from his account or accounts in the Guaranteed Return Fund shall be taken in reverse sequence by first exhausting his accounts in the most recent contracts under such Fund. The amount paid or transferred to a Participant who has made a withdrawal election in accordance with Section 6.030 shall be determined in the same manner as under Section 17.050(c) (except that the date of withdrawal shall be used for such determination in lieu of the date of termination, and except that the withdrawal election shall apply only to the Participant's Compensation Deferral Account).

         (b) For purposes of subsection (g) of Section 6.030, as soon as practicable after a Participant makes a repayment described in such subsection, there shall be credited to the Participant's Company Contributions Account a dollar amount as set forth in the first sentence of such subsection immediately following paragraph (iv) thereof. To the extent that the dollar amount to be credited to his Company Contributions Account relates to shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously representing his interest in the Stock Fund A for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement as provided in Section 10.030(c), such dollar amount shall be allocated to the Sub Fund A. At the same time, the Participant's Compensation Deduction Account shall be credited with a dollar amount equal to the amount repaid by the Participant to such Account, and such amount shall be used to purchase Units and shall be allocated to the funds and any accounts under the Guaranteed Return Fund, as set forth in the third and fourth sentences of such subsection
                     (g) following paragraph (iv) thereof; provided, however, that, if the Participant makes a repayment in respect of shares of Common Stock (including any shares of Common Stock issued on conversion of Class A Stock) or Class A Stock previously held in his Compensation Deferral Account in the Stock Fund B as to which a withdrawal election was made and for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement as provided in Section 10.030(c), a dollar amount equal to the amount of such repayment shall be allocated to the Participant's Compensation Deduction Account in the Sub Fund B. The amounts credited under this subsection (b) shall vest as set forth in the last sentence of the last paragraph of Section 6.030(g).

         (c) Partial withdrawals pursuant to Section 6.030(h) shall be in a minimum amount of $100 with respect to the Sub Fund B.

ARTICLE XVIII        TOP HEAVY PROVISIONS

The purpose of this Article XVIII is to conform the Plan to the requirements of section 416 of the Code and any regulations issued thereunder, and this Article XVIII shall be interpreted in accordance with such requirements and regulations.

         18.010 DEFINITIONS. For purposes of this Article, the following special definitions shall apply:

         (a) "TOP HEAVY PLAN" shall mean a qualified retirement plan, including this Plan if applicable, which is included in, or which constitutes, an Aggregation Group under which, as of the Determination Date, the sum of the present values of accrued benefits for all Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of all accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the present values of accrued benefits under all such defined benefit plans and of all accounts under all such defined contribution plans for all participants under such plans.

         (b) "KEY EMPLOYEE" shall mean each Employee or former Employee who has, at any time during the five (5) year period ending on the Determination Date, performed services for an Affiliated Company and who is, at any time during the plan year ending on the Determination Date, or was, during any one of the four plan years preceding the plan year ending on the Determination Date, any one or more of the following.

                     (1) An officer of the Company having annual compensation greater than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for any plan year;

                     (2) One of the ten (10) persons having annual compensation from all Affiliated Companies greater than the limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(B)(iii)), the largest interests in the Company;

                     (3) Any person owning (or considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(B)(iii)), more than five percent (5%) of the outstanding stock of the Company (or stock having more than five percent (5%) of the total combined voting power of all stock of the Company) (a "5 Percent Owner"); or

                     (4) Any person who has annual compensation of more than one hundred fifty thousand dollars ($150,000) and would be described in subsection
                              (3) above, if "one percent (1%)" was substituted for "five percent (5%)".

                     For purposes of determining whether a person is an officer in subsection (1) above, in no event will more than fifty
                     (50) Employees or, if less than fifty (50) Employees, the greater of three (3) Employees or ten percent (10%) of all Employees, be considered Key Employees solely by reason of officer status. In addition, persons who are merely nominal officers will not be treated as officers solely by reason of their titles.

         (c) "DETERMINATION DATE" shall mean the last day of the immediately preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

         (d)         "EMPLOYEE" shall mean not only an Employee as defined in
                     Article I, but shall also include any beneficiary of such Employee.

         (e) "AGGREGATION GROUP" shall mean a group of plans (including this Plan) maintained by one or more Affiliated Companies in which a Key Employee is a participant or which is combined with this Plan in order to meet the coverage and nondiscrimination requirements of Code sections 410 and 401(a)(4). The Aggregation Group shall also include those plans other than this Plan which need not be aggregated with this Plan to meet Code Requirements, but which are selected by the Company to be part of a selective Aggregation Group which shall include this Plan if the Aggregation Group would continue to meet the requirements of Code sections 401(a)(4) and 410 with such plans being taken into account.

         (f) "NON-KEY EMPLOYEE" shall mean any employee who is not a Key Employee. Non-Key Employee shall also mean an employee who is a former Key Employee.

         18.020 APPLICATION OF THIS ARTICLE. In the event that this Plan is or becomes a Top Heavy Plan, the following special provisions shall become applicable to this Plan and shall supersede the comparable provisions contained elsewhere in this Plan.

         (a) MINIMUM CONTRIBUTION. The Plan, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a participant, shall provide a minimum allocation to the account of each Participant who is not a Key Employee for each plan year to which these rules apply equal to the lesser of:

                     (1) four percent (4%) of such Participant's compensation (subject to the provisions of Section 18.030), or

                     (2) the highest percentage of contribution made for the plan year to a Participant who is a Key Employee for such plan year.

         (b) VESTING. A Participant's nonforfeitable right to his Company Contributions Account shall be not less than the amount determined pursuant to the following schedule:

                          Years of Service                      Vested Interest
                     --------------------------                 ---------------
                     Less than two                                      0%
                     Two but less than three                           20%
                     Three but less than four                          40%
                     Four but less than five                           60%
                     Five but less than six                            80%
                     Six or more                                      100%

                     If the Plan ceases to be a Top Heavy Plan the vesting schedule set forth in Section 5.010(a) shall again become applicable; provided that a Participant's nonforfeitable right to his Company Contributions Account shall not be less than his nonforfeitable right to the balance of his Company Contributions Account immediately before the Plan ceased to be a Top Heavy Plan; and provided further that any Participant who at the time the Plan ceased to be a Top Heavy Plan had been an Employee on the last day of at least five (5) plan years following his becoming an Employee shall be permitted irrevocably to elect to remain under the vesting schedule set forth in this subsection
                     (b) in lieu of the vesting schedule set forth in Section 5.010(a).

         (c) MAXIMUM COMPENSATION. For any plan year in which the Plan is a Top Heavy Plan, only the first two hundred thousand dollars ($200,000) of each Participant's annual compensation will be taken into account for purposes of determining benefits under the Plan, provided that such dollar amount shall be automatically adjusted as prescribed by the Secretary of the Treasury.

         18.030 ADJUSTMENT OF LIMITATION ON ANNUAL BENEFIT. If for any plan year the Plan becomes "super top heavy" (i.e., by substituting "90%" for "60%" in Section 18.010(a)), the percentage described in Section 18.020(a)(1) shall be changed to three percent (3%), and Section 14.020 shall be applied in accordance with the requirements of Code section 416(h)(1) (i.e., by substituting "90%" for "60%" in Section 18.010(a)).

                                   APPENDIX A

         RETIREMENT PLANS GOVERNING CREDITING OF CONTINUOUS EMPLOYMENT

1. Rockwell International Corporation Retirement Income Plan for Certain Salaried Employees.

2. Rockwell International Corporation Retirement Income Plan For Salaried Employees in Certain Units of the General Industries Operations.

3. Rockwell International Corporation Retirement Income Plan for Certain Salaried Employees of the General Industries Operations.

4.       Rockwell International Corporation Salaried Employees' Retirement Plan
         - Electronics Operations.

5. Rockwell International Corporation Retirement Plan for Eligible Employees on the Salary and Weekly Payrolls of Electronics Operations, North American Aircraft Operations and North American Space Operations.

6.       Maine Electronics Inc. Salary Payroll Retirement Plan.

7. Rockwell Telecommunications, Inc. (formerly Wescom) Retirement Plan for Exempt Salaried Employees.

8.       Retirement Plan for Hourly-Rated Employees of the Sulphur Springs,
         Texas Plant.

9.       Asheville Employees Retirement Savings Plan, Truck Axle Division.

                                   APPENDIX B

            PROCEDURES FOR DISTRIBUTIONS TO PARTICIPANTS AGE 70-1/2

Pursuant to the general powers of administration conferred on the Plan Administrator by Section 11.070 of the Plan, the Plan Administrator hereby adopts the following procedures which shall govern the manner in which distributions required under Section 5.020(c) to Participants who have become age 70-1/2 on or after January 1, 1988, shall be made:

         1. Commencing no later than January 31, 1990, each such Participant shall receive a complete distribution of his or her Account in the Plan in accordance with Section 5.020 of the Plan valued as of December 31, 1989. No later than January 31 of each year thereafter, each Participant who, as of December 31 of that year has attained age 70-1/2 will also receive a complete distribution of his or her Account in the Plan valued as of the immediately preceding December 31.

         2. Applicable waivers for federal and state income tax purposes must be completed and returned to the Company's Administrative Services Center by no later than ten (10) days prior to January 31 of each year in order to prevent federal and, if applicable, state income taxes from being withheld from distributions.

         3. Distributions pursuant to Paragraph 1 shall not affect any existing elections by such Participants to continue making contributions to the Plan nor the Company's obligation to continue to make matching Company Contributions pursuant to Article III of the Plan, all of which shall be invested in accordance with the provisions of Article II. Compensation Deduction, Compensation Deferral and Company Contributions made to the Plan during each calendar year by such Participants, together with earnings thereon, will be distributed the following year in accordance with Paragraph 1.


Approved and adopted     12/5         , 1990:
                     -----------------    --

    /S/ L. A. FELIX, JR.
- ---------------------------------
      L. A. Felix, Jr.
     Plan Administrator

                                   APPENDIX C

                   PROCEDURES, TERMS AND CONDITIONS OF LOANS

Pursuant to Section 6.040 of the Plan and the recommendation of the Plan Administrator, the Employee Benefit Plan Committee of Rockwell International Corporation hereby adopts the following procedures, terms and conditions for the granting and administration of loans from the Plan:

ELIGIBILITY FOR LOAN: To be eligible to obtain a loan from the Plan, an Employee must have an Account balance with the Plan and be employed on an active payroll of an Affiliated Company at the time he applies for a loan. A "party in interest" (as defined in ERISA section 3(14)) who has an Account balance with the Plan, but who is not an Employee, shall be eligible to obtain a loan only if he can provide an agreement by his current employer to deduct and remit to Savings Plan Loan Administration the required loan repayments. However, following a default on another loan from the Plan or any other Company sponsored savings plan, an Employee or other party in interest may not obtain a loan from the Plan prior to the expiration of the greater of: (a) one (1) year, or (b) a period of time equal to the original term of the defaulted loan.

NUMBER OF LOANS PERMITTED FROM PLAN AT ANY ONE TIME; MINIMUM AMOUNT OF LOAN:
Only a single loan is permitted to be outstanding from all Company sponsored savings plans at any one time. Any Employee or other party in interest who has an outstanding loan with the Plan will be required to repay the loan in full before applying for another loan. Each loan must be in the minimum amount of $1,000.

MAXIMUM AMOUNT OF LOAN: The amount which any Employee or other party in interest shall be permitted to borrow from the Plan shall be based on the aggregate of the value of his Account determined in accordance with Section
4.030 of the Plan and may not exceed the lesser of an amount which, when combined with all outstanding loans to such Employee or other party in interest from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000), reduced by the highest outstanding and unpaid balances during the twelve (12) month period immediately preceding the date on which such loan is made of all prior loans to such Employee or other party in interest from the Plan and such other plans; or one-half (1/2) the aggregate of the balances of his Account.

The maximum amount of any loan will be further limited to an amount which, at the applicable rate of interest, will result in periodic repayments of installments not in excess of net earnings in any applicable pay period, after all statutory withholdings, deductions for employee benefits and pre-tax contributions to the Plan, but before other deductions for credit union, savings bond and other savings and charitable deductions, of the Employee or other party in interest for the week in which the loan repayment is to be deducted.

LOAN APPLICATIONS: Initial loan application forms will consist of an application form and a repayment worksheet, both in form approved by the Plan Administrator, and may be obtained from any Benefits Representative or Payroll


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Department.  The loan application form must be completed and signed by the
Employee or other party in interest and returned to the applicable Benefits Representative or Payroll Department, which will review the forms to determine eligibility and, if approved, forward them to Savings Plan Loan Administration, Administrative Services Center, Rockwell International Corporation, 7391 Lincoln Way, Garden Grove, California 92641 for processing. If the loan is approved by the Savings Plan Loan Administrator, a promissory note, payroll deduction authorization and Truth In Lending statement, together with a letter notifying the applicant of the approval of the loan, all in form approved by the Plan Administrator, will be prepared and forwarded to the applicant for execution. These forms must be executed by the applicant and returned to Savings Plan Loan Administration within thirty (30) days after the date of the letter approving the loan or the application will be deemed withdrawn.

SOURCE OF LOAN FUNDS: Each loan will be funded by withdrawing the required amounts from the Plan account(s) of the Employee or other party in interest specified in his loan application form. Each such account will be credited with a receivable equal to the amount withdrawn, the aggregate of which receivables will be evidenced by the promissory note of the Employee or other party in interest for the amount of the loan. To the extent a loan is made against a Participant's Stock Fund B account, the Participant will receive cash in lieu of shares of Common and/or Class A Stock. The Trustee shall not be permitted to sell shares of Common or Class A Stock in order to provide the cash with which to finance loan applications, but shall utilize funds received from Participants and the Company for credit to Stock Funds A or B for such purpose and shall process such applications on a first-come first-service basis. If at any time the Trustee shall not have sufficient cash on hand to finance all outstanding loan applications, the Trustee shall defer processing of each application for which sufficient cash is not available until sufficient cash becomes available to enable the Trustee to process such loans on a first-come first-service basis.

DETERMINATION OF INTEREST RATE TO BE CHARGED FOR LOANS: The interest rate to be charged for loans will be the rate determined by the Plan Administrator as equivalent to the rate of interest charged by First Interstate Bank for secured loans comparable to loans from the Plan at the time the loan from the Plan is approved. The Plan Administrator has determined that First Interstate's prime rate of interest plus 1% represents an appropriate rate of interest under this standard.

TERM OF LOAN: Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence. Loans for the purpose of purchasing a primary residence will be permitted for a term of 120 months.

REPAYMENTS: Loan repayments by Employees will be deducted from the Employee's paycheck each pay period. If a paycheck is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee's next paycheck. Loan repayment schedules for parties in interest who are not Employees will be developed on an individual basis, but parallelling as closely as possible the loan repayment schedules for Employees.

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
PREPAYMENTS: Subject to the limitations described in this paragraph, a Participant may prepay at any time the full unpaid balance of his loan. Partial prepayments in excess of scheduled payroll deductions will not be accepted. No prepayments will be accepted within twelve (12) months after the date of the loan unless the borrower is an Employee and terminates employment within such twelve (12) month period, in which case prepayment is permitted within the periods specified in Section 6.020(d)(i).

MISSED PAYMENTS: If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest and then to principal. A notice will be mailed to the last known address of the Participant on each occasion of a missed payment, or, in the case of payments made more frequently than monthly, the number of payments equivalent to a monthly payment, have been missed. These notices will continue until three (3) consecutive monthly payments, or, in the case of payments made more frequently than monthly, a number of payments equivalent thereto, have been missed. The notice will state the amount of the missed payment(s), that the missed payment(s) will be deducted from his next paycheck(s), that if three
(3) consecutive monthly payments, or, in the case of payments made more frequently than monthly, a number of payments equivalent thereto, are missed the loan will be considered in default, and that, upon default, the unpaid balance of the loan and all accrued and unpaid interest will be considered as taxable income.

TERMINATION OF EMPLOYMENT: If an Employee or other party in interest terminates employment so that payroll deductions may no longer be made to effect loan repayments, such person may continue to make loan repayments by personal check to Savings Plan Loan Administration, Rockwell International Corporation, Administrative Services Center, Department LA 21089S, Pasadena, California 91185. In the event that three (3) consecutive monthly payments (or a number of payments equivalent thereto) are missed, the loan will be considered in default.

DEFAULT: A loan will be considered in default after three (3) consecutive monthly payments (or a number of payments equivalent thereto) have been missed during the term of the loan or when a Participant effectively revokes a payroll deduction authorization. When a loan is in default, all accrued and unpaid interest will be capitalized, and a taxable distribution for the purposes of Code section 72(p) only will be deemed to have occurred, and a notice will be sent to the Participant advising him of the default and the tax implications thereof. If an event permitting distribution of the Account of the Participant has occurred (whether or not distribution of the Account will actually be made concurrently therewith or has been deferred pursuant to applicable provisions of the Plan, the unpaid balance of the loan, including capitalized interest, will be charged off against such person's Account. If no distributable event has occurred, the unpaid balance of the loan, including capitalized interest, will be retained in the Account and will continue to bear interest until such time as distribution is permitted under Code section 401(k), at which time the unpaid balance of the loan, including all accrued and unpaid interest, will be charged off, and the Participant's promissory note will be marked "Charged in Full Against Account" and returned to the Participant. A W2-P reflecting the Participant's taxable income (in the year of default, the unpaid balance of the loan plus capitalized interest

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
and interest accrued and unpaid thereafter; in each subsequent year, interest accrued and unpaid on the loan) will be issued to the Participant as soon as practicable after the end of each calendar year during any part of which a defaulted loan is retained in a Participant's Account.

FORFEITURE OF NON-VESTED COMPANY MATCHING CONTRIBUTIONS ON DEFAULTED LOANS: In the event that, at the time a defaulted loan is charged against the Participant's Account, the loan consisted of non-matured Compensation Deferral or Compensation Deduction Contributions, that portion of the Participant's Company Contributions Account attributable to such non-matured Contributions will, to the extent such forfeiture is permitted under Article V or VI, be forfeited.

PROCEDURE UPON PAYMENT IN FULL OR CHARGE-OFF OF LOAN: Upon receipt of the final, scheduled repayment paying the loan in full, the Participant's promissory note will be marked "Paid In Full" and returned to the Participant. If, as a result of missed payments, the loan has not been paid in full at such time, the Participant will be billed for the remaining balance. If payment of the remaining balance and all accrued and unpaid interest is not received within three (3) months thereafter, the loan will be considered to be in default.

Approved,   OCTOBER 1,            , 1990:
         -------------------------    --

THE EMPLOYEE BENEFIT PLAN COMMITTEE OF ROCKWELL INTERNATIONAL CORPORATION


By            /S/ R. A. DEPALMA
   ----------------------------------------
   R. A. dePalma, Chairman, duly authorized





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